KEITH J. SHAPIRO, ESQ.	BOB L. OLSON, Esq.
Illinois Bar No. 6184374	Nevada Bar No. 3783
NANCY A. PETERMAN, ESQ.	GREENBERG TRAURIG, LLP
Illinois Bar No. 6208120	3773 Howard Hughes Parkway,
GREENBERG TRAURIG, LLP	Suite 400 North
77 West Wacker Drive, Suite 3100	Las Vegas, Nevada 89169
Chicago, Illinois 60601	Telephone: 702-792-3773
Telephone: 312-456-8400	Facsimile: 702-792-9002
Facsimile: 312-456-8435	Email: olsonb@gtlaw.com
Email: shapirok@gtlaw.com
Email: petermann@gtlaw.com

Counsel for Debtor and Debtor-in-Possession

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEVADA

In re:	Case No. BK-11-52649-BTB

SHENGDATECH, INC.,	Chapter 11

Debtor.

DISCLOSURE STATEMENT FOR

THE CHAPTER 11 PLAN OF REORGANIZATION

May 16, 2012

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEVADA UNDER SECTION 1125(b) OF THE BANKRUPTCY CODE FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN DESCRIBED HEREIN. ACCORDINGLY, THE FILING AND DISTRIBUTION OF THIS DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS A SOLICITATION OF ACCEPTANCES OF SUCH PLAN. THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.1

1 Legend to be removed upon entry of Order of the Bankruptcy Court approving this Disclosure Statement.

IMPORTANT DATES

•	Date and time by which Ballots must be received: [August 16, 2012 at 5:00 p.m. (prevailing Pacific Time)]

•	Date and time by which objections to Confirmation of the Plan must be Filed and served: [August 16, 2012 at 4:00 p.m. (prevailing Pacific Time)]

•	Hearing on Confirmation of the Plan: [August 30, 2012, at 10:00 a.m. (prevailing Pacific Time)]

•	Voting Record Date: [April 3, 2012]

•	Date and time by which Claims Estimation Motions must be Filed: [August 2, 2012 at 4:00 p.m. (prevailing Pacific Time)]

DISCLAIMER

THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE CHAPTER 11 PLAN OF REORGANIZATION FILED BY THE DEBTOR AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS AND INTEREST HOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN AND ANY OTHER PLAN DOCUMENTS. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT (A) THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF, OR (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR WITH “ADEQUATE INFORMATION” WITHIN THE MEANING OF THE BANKRUPTCY CODE, SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTOR SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

NOTHING CONTAINED IN THE DISCLOSURE STATEMENT CONSTITUTES AN ADMISSION OR ACKNOWLEDGMENT THAT ANY CLAIMS OR INTERESTS DESCRIBED AND IDENTIFIED IN THE DISCLOSURE STATEMENT ARE VALID, ENFORCEABLE, ALLOWABLE, OR NOT SUBJECT TO DISPUTES, COUNTERCLAIMS OR SETOFFS.

THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT, RATHER, AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO CONSTITUTE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR. PARTIES SHOULD CONSULT WITH THEIR OWN COUNSEL, ACCOUNTANTS, AND/OR TAX ADVISORS WITH RESPECT TO THE LEGAL EFFECTS AND OTHER CONSEQUENCES OF THE PLAN.

ii

THE DEBTOR AND THE LIQUIDATING TRUSTEE RESERVE THE RIGHT TO OBJECT TO THE AMOUNT OR CLASSIFICATION OF ANY CLAIM OR INTEREST.

THE ESTIMATES SET FORTH IN THIS DISCLOSURE STATEMENT CANNOT BE RELIED ON BY ANY CREDITOR OR INTEREST HOLDER WHOSE CLAIM OR INTEREST IS SUBJECT TO AN OBJECTION. A CLAIM HOLDER OR EQUITY INTEREST HOLDER WHOSE CLAIM OR EQUITY INTEREST IS SUBJECT TO AN OBJECTION MAY NOT RECEIVE THE SPECIFIED SHARE OF THE ESTIMATED DISTRIBUTIONS DESCRIBED IN THIS DISCLOSURE STATEMENT.

iii

TABLE OF CONTENTS

Page

I.		INTRODUCTION			- 1 -
	A.	Disclosure Statement Exhibits			- 2 -
	B.	Only Impaired Classes Receiving a Distribution Vote			- 2 -
	C.	Voting Procedures			- 3 -
	D.	Confirmation Hearing			- 4 -

II.		OVERVIEW OF THE PLAN			- 4 -
	A.	Summary of Treatment of Claims and Equity Interests Under the Plan			- 4 -

III.		GENERAL INFORMATION CONCERNING THE DEBTOR			- 9 -
	A.	Overview of the Debtor and Its Business Operations			- 9 -
		1.	Generally		- 9 -
		2.	Corporate Structure		- 9 -
		3.	Management and Board of Directors		- 10 -
			(a)	The Debtor	- 10 -
			(b)	Faith Bloom	- 10 -
	B.	The Debtor’s Capital and Debt Structure			- 10 -
		1.	Prepetition Unsecured Debt		- 10 -
		2.	Equity Interests		- 11 -
	C.	The Debtor’s Assets			- 11 -
	D.	Events Leading up to the Chapter 11 Filing			- 11 -
		1.	The March 2011 Report from KPMG, the Formation of the Special Committee, and the Resulting Investigation Into the Debtor’s Affairs		- 11 -
		2.	Debtor’s Payment Obligations Under the Notes and Litigation Filed Against the Debtor		- 14 -
		3.	Subsequent Findings From the Special Committee’s Investigation Into the Debtor’s Financial Condition and Business Operations		- 15 -
		4.	The Debtor Was Subject to the Shareholder Litigation		- 15 -
			(a)	Turner v. ShengaTech, Inc. et al., Case No. 11-CV-1918 (S.D.N.Y. 2011)	- 15 -
			(b)	Marlon Fund SICAV plc v. ShengaTech, Inc. et al., Case No. 11-CV-1996 (S.D.N.Y. 2011)	- 15 -
			(c)	Mathes v. ShengaTech, Inc. et al., Case No. 11-CV-2064 (S.D.N.Y. 2011)	- 16 -
			(d)	Yaw v. ShengaTech, Inc. et al., Case No. 11-CV-3325 (S.D.N.Y. 2011)	- 16 -
			(e)	McDermott v. ShengaTech, Inc. et al., Case No. 11-CV-02557-GHK-CW (C.D. Cal. 2011)	- 16 -
			(f)	Corwin v. ShengaTech, Inc. et al., Case No. 11-CV-2457 (S.D.N.Y. 2011)	- 16 -
			(g)	Schweiger v. Xiangzhi Chen et al., Case No. A-11-639644-B (Clark County, Nev. 2011)	- 17 -
			(h)	Komsky v. Xiangzhi Chen et al., Case No. A-11-640249-B (Clark County, Nev. 2011)	- 17 -
			(i)	Johnson v. Xiangzhi Chen et al., Case No. 2:11-CV-01250 (D. Nev. 2011)	- 17 -

iv

	E.	The Debtor’s Decision to File for Chapter 11 Protection			- 17 -

IV.		EVENTS DURING THE CHAPTER 11 CASE			- 18 -
	A.	Litigation in the PRC and Related Asset Matters			- 18 -
		1.	Shaanxi Haize		- 18 -
			(a)	Litigation	- 18 -
			(b)	Related Assets	- 19 -
		2.	Anhui Yuanzhong		- 19 -
			(a)	Litigation	- 19 -
			(b)	Related Assets	- 20 -
		3.	Shandong Haize		- 20 -
		4.	Shandong Bangsheng		- 20 -
		5.	Zibo Jiaze		- 21 -
			(a)	Litigation	- 21 -
			(b)	Related Assets	- 21 -
	B.	Continuation of Business After the Petition Date			- 21 -
		1.	First and Second Day Motions		- 21 -
			(a)	CRO Appointment Motion	- 21 -
			(b)	Extension Motion for Schedules	- 22 -
			(c)	Bank Account Motion	- 22 -
			(d)	Authorized Representatives Motion	- 22 -
			(e)	Director Agreements Motion	- 22 -
			(f)	Insurance Motion	- 22 -
		2.	The Preliminary Injunction Proceedings		- 23 -
		3.	Professional Retention.		- 24 -
			(a)	Debtor’s Professionals	- 24 -
			(b)	Special Committee Professionals	- 24 -
			(c)	Committee	- 25 -
			(d)	Interim Compensation Procedures	- 25 -
		4.	Retained Companies.		- 25 -
		5.	Bank Account Stay Relief Motion.		- 26 -
	C.	The Debtor’s Schedules and SOFAs			- 26 -
	D.	Rule 2015.3 Motion.			- 27 -
	E.	Exclusivity Motions			- 27 -
	F.	Insurance Stay Motion			- 27 -
	G.	The Shareholder Litigation			- 27 -
	H.	Postpetition Efforts to Secure and Recover the Debtor’s Assets and Control of the Debtor’s Subsidiaries			- 28 -
		1.	Special Committee Investigation		- 28 -
		2.	Faith Bloom Bank Accounts		- 28 -
		3.	Efforts to Gain Access to the Bank Records of the PRC Subsidiaries.		- 28 -
			(a)	Bank Account Discovery Motion	- 28 -
			(b)	Motion to Compel Enforcement of the Subpoenas	- 29 -
		4.	The HB&M Discovery Motion		- 29 -
		5.	Third-Party Litigation		- 30 -
	I.	SEC Investigation			- 30 -
	J.	Committee Letter			- 31 -
	K.	The Bar Dates			- 31 -

v

	L.	Stipulation Regarding General Unsecured Claims.		- 31 -

V.		SUMMARY OF THE PLAN OF REORGANIZATION		- 31 -
	A.	Overview of Chapter 11		- 32 -
	B.	Plan Objectives		- 32 -
	C.	Overall Structure of the Plan		- 33 -
	D.	Classification and Allowance of Claims and Equity Interests Generally		- 33 -
	E.	Treatment of Unclassified Claims Under the Plan		- 34 -
		1.	Administrative Claims	- 34 -
			(a) Bar Date for Administrative Claims	- 34 -
			(b) Bar Date for Applications for Professional Fees	- 35 -
		2.	U.S. Trustee Fees	- 35 -
		3.	Priority Tax Claims	- 35 -
	F.	Treatment of Classified Claims and Equity Interests Under the Plan		- 35 -
		1.	Class 1: Other Priority Claims	- 36 -
		2.	Class 2: Secured Claims	- 36 -
		3.	Class 3: General Unsecured Claims	- 36 -
		4.	Class 4: Noteholders’ Securities Claims	- 37 -
		5.	Class 5: Shareholders’ Securities Claims	- 37 -
		6.	Class 6: Equity Interests	- 37 -
	G.	Miscellaneous Provisions		- 38 -
		1.	Reservation of Rights Regarding Claims and Equity Interests	- 38 -
		2.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	- 38 -
		3.	Controversy Concerning Impairment	- 38 -
	H.	Means of Implementing the Plan		- 38 -
		1.	Funding of Plan	- 38 -
		2.	Liquidating Trust	- 39 -
			(a) Appointment of the Liquidating Trustee	- 39 -
			(b) Liquidating Trust Advisory Board	- 39 -
			(c) Establishment of a Liquidating Trust	- 39 -
			(d) Liquidating Trust Assets	- 40 -
			(e) Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor in-Interest	- 40 -
			(f) Responsibilities of Liquidating Trustee; Litigation	- 41 -
			(g) Expenses of Liquidating Trustee	- 42 -
			(h) Bonding of Liquidating Trustee	- 42 -
			(i) Fiduciary Duties of the Liquidating Trustee	- 42 -
			(j) Dissolution of the Liquidating Trust	- 42 -
			(k) Liability, Indemnification of the Liquidating Trust Protected Parties	- 43 -
			(l) Full and Final Satisfaction against Liquidating Trust	- 43 -
		3.	Resolution of D&O Policies	- 43 -
		4.	Cancellation of Instruments and Stock	- 43 -
		5.	Operating Reports	- 44 -
		6.	Post-Confirmation Professional Fees and Expenses	- 44 -
		7.	Disposition of Books and Records	- 44 -
		8.	Corporate Action	- 45 -
		9.	Dissolution of Debtor	- 45 -
	I.	Reserves and Distributions		- 45 -
		1.	Establishment of Reserves	- 45 -

vi

		2.	Funding of Reserves	- 46 -
		3.	Disbursing Agent	- 47 -
		4.	Distributions by Liquidating Trustee	- 47 -
		5.	Distributions on Account of Allowed Shareholders’ Securities Claims and Allowed Equity Interests	- 47 -
		6.	Timing of Distributions	- 47 -
		7.	Distributions Upon Allowance of Disputed Claims and Disputed Equity Interests	- 49 -
		8.	Undeliverable and Unclaimed Distributions	- 49 -
			(a) Holding Undeliverable and Unclaimed Distributions	- 49 -
			(b) After Distributions Become Deliverable	- 49 -
			(c) Failure to Claim Unclaimed/Undeliverable Distributions	- 49 -
			(d) Charitable Contributions	- 50 -
		9.	Interest	- 50 -
		10.	No Distribution in Excess of Allowed Amount of Claim	- 50 -
		11.	Means of Cash Payment	- 50 -
		12.	Delivery of Distribution	- 50 -
		13.	Record Date for Distributions	- 50 -
		14.	No Distributions Pending Allowance	- 51 -
		15.	Withholding and Reporting Requirements	- 51 -
		16.	Setoffs	- 51 -
		17.	De Minimis Distributions	- 51 -
		18.	Extensions of Time	- 51 -
	J.	Provisions for Claims Objections and Estimation of Claims		- 52 -
		1.	Claims Objection Deadline; Prosecution of Claims Objections	- 52 -
		2.	Estimation of Claims	- 52 -

VI.		EXECUTORY CONTRACTS AND UNEXPIRED LEASES		- 52 -
	A.	Executory Contracts and Unexpired Leases Deemed Rejected		- 52 -
	B.	Bar Date for Rejection Damages		- 53 -

VII.		CONFIRMATION AND CONSUMMATION OF THE PLAN		- 53 -
	A.	Conditions Precedent to the Effective Date		- 53 -
	B.	Notice of Effective Date		- 53 -
	C.	Waiver of Conditions Precedent to the Effective Date		- 53 -
	D.	Effect of Non-Occurrence of Effective Date		- 54 -

VIII.		EFFECTS OF CONFIRMATION OF THE PLAN		- 54 -
	A.	Exculpation and Releases		- 54 -
		1.	Exculpation and Limitation of Liability	- 54 -
		2.	Releases by the Debtor	- 55 -
		3.	Releases by Holders of Claims and Equity Interests	- 56 -
		4.	Parties Excepted from Releases	- 57 -
		5.	Zurich Settlement	- 57 -
		6.	Injunction Related to Exculpation and Releases	- 57 -
		7.	Summary of Release Provisions	- 58 -
	B.	Injunction		- 58 -
	C.	Term of Bankruptcy Injunction or Stays		- 59 -
	D.	Vesting Provision		- 59 -

vii

IX.		MISCELLANEOUS PLAN PROVISIONS		- 59 -
	A.	Exclusive Jurisdiction of Bankruptcy Court		- 59 -
	B.	Modification of the Plan		- 61 -
	C.	Revocation, Withdrawal, or Non-Confirmation of the Plan		- 61 -
	D.	Binding Effect		- 62 -
	E.	Subordination Rights		- 62 -
	F.	Severability of Plan Provisions		- 62 -
	G.	Payment of Fees and Expenses of the Indenture Trustee.		- 62 -
	H.	Dissolution of the Committee		- 63 -
	I.	Exemption from Section 1146		- 63 -
	J.	Filing of Additional Documents		- 63 -
	K.	Insurance		- 63 -
	L.	Successors and Assigns		- 64 -
	M.	Governing Law		- 64 -
	N.	Exhibits and Schedules		- 64 -
	O.	Computation of Time		- 64 -
	P.	Notices		- 64 -

X.		GENERAL INFORMATION ON VOTING AND CONFIRMATION PROCEDURE		- 65 -
	A.	Purpose of Disclosure Statement		- 65 -
	B.	Voting On the Plan		- 65 -
	C.	Voting Record Date		- 66 -
		1.	Who May Vote	- 66 -
		2.	Eligibility	- 67 -
		3.	Binding Effect	- 67 -
	D.	Procedure/Voting Deadlines		- 67 -
	E.	Plan Confirmation Process		- 68 -
		1.	Requirements	- 68 -
			(a) Acceptance by All Impaired Classes	- 69 -
			(b) Feasibility	- 69 -
			(c) “Best Interests” Test	- 69 -
			(i) Costs and Expenses of Liquidation	- 69 -
			(ii) The Plan Meets the Best Interests Test	- 70 -
			(d) “Cramdown” Provisions	- 71 -
		2.	Confirmation Hearing	- 71 -
		3.	Objections to Confirmation	- 71 -

XI.		RISK FACTORS		- 73 -
	A.	Bankruptcy Factors		- 73 -
		1.	Classifications of Claims and Equity Interests	- 73 -
		2.	Non-Occurrence of the Effective Date	- 73 -
		3.	Failure to Receive Requisite Accepting Votes	- 73 -
		4.	Failure to Confirm the Plan	- 74 -
		5.	Uncertainty Relating to the Value the Debtor’s Assets	- 74 -
		6.	Risk of Additional or Larger Claims	- 75 -
		7.	Risk of Not Regaining Control of the PRC Subsidiaries	- 75 -
		8.	Alternative Chapter 11 Plan	- 75 -

viii

XII.		CERTAIN FEDERAL INCOME TAX CONSEQUENCES		- 75 -
	A.	Certain U.S. Federal Income Tax Consequences to the Debtor		- 77 -
	B.	Certain U.S. Federal Income Tax Consequences to Holders of Allowed Claims or Equity Interests		- 77 -
		1.	Exchange of Allowed Claims and Allowed Equity Interests for Liquidating Trust Assets	- 77 -
		2.	Taxation of Interests in Liquidating Trust	- 79 -
	C.	Importance of Obtaining Professional Tax Assistance		- 80 -

XIII.		ALTERNATIVES TO THE PLAN		- 80 -
	A.	Liquidation under Chapter 7		- 80 -
	B.	Dismissal		- 80 -

XIV.		RECOMMENDATIONS		- 80 -

XV.		CONCLUSION		- 81 -

Exhibit A	The Plan

ix

I.    INTRODUCTION

ShengdaTech, Inc. (the “Debtor” or the “Company”), as debtor and debtor in possession in the above-captioned case (the “Chapter 11 Case”) has filed the Debtor’s Chapter 11 Plan of Reorganization (the “Plan”) with the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”). A copy of the Plan is annexed hereto as Exhibit A.

The Debtor hereby submits this disclosure statement, dated May 16, 2012 (the “Disclosure Statement”), pursuant to the Bankruptcy Code in connection with the solicitation of acceptances on the Plan from certain Holders of Claims against the Debtor.

The purpose of this Disclosure Statement is to set forth information (a) regarding the Debtor’s history, its business and the Chapter 11 Case, (b) concerning the Plan and alternatives to the Plan, (c) advising the Holders of Claims against and Equity Interests in the Debtor of their rights under the Plan, (d) assisting the Holders of Claims against and Equity Interests in the Debtor in making an informed judgment regarding whether they should vote to accept or reject the Plan and (e) assisting the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed.

Following a hearing held on [June 25, 2012], this Disclosure Statement was approved by the Bankruptcy Court as containing “adequate information” in accordance with section 1125 of the Bankruptcy Code. Pursuant to section 1125(a)(1) of the Bankruptcy Code, “adequate information” is defined as “information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests in the relevant class to make an informed judgment about the plan.” NO STATEMENTS OR INFORMATION CONCERNING THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY HAVE BEEN AUTHORIZED, OTHER THAN THE STATEMENTS AND INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE INFORMATION ACCOMPANYING THIS DISCLOSURE STATEMENT.

APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT INDICATE THAT THE BANKRUPTCY COURT RECOMMENDS EITHER ACCEPTANCE OR REJECTION OF THE PLAN NOR DOES SUCH APPROVAL CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS INFORMATION SUPPLEMENTARY TO THE PLAN AND IS NOT INTENDED TO TAKE THE PLACE OF THE PLAN. CREDITORS AND INTEREST HOLDERS ARE ADVISED TO STUDY THE PLAN CAREFULLY TO DETERMINE THE PLAN’S IMPACT ON THEIR CLAIMS OR INTERESTS. THE INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECT TO A CERTIFIED AUDIT. ALTHOUGH GREAT EFFORT WAS TAKEN TO ENSURE THE ACCURACY OF THIS DISCLOSURE STATEMENT AND THE ACCOMPANYING PLAN, NEITHER THE DEBTOR NOR ITS RESPECTIVE PROFESSIONALS CAN WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN AND THEREIN IS WITHOUT INACCURACIES OR ERRORS.

This Disclosure Statement contains important information that may bear upon your decision to accept or reject the Plan. The Disclosure Statement also provides information regarding alternatives to the Plan. Each Holder of a Claim or Equity Interest should read this Disclosure Statement and the Plan in their entirety, including the conditions precedent to the Effective Date of the Plan contained in Article X of the Plan.

If you are a Holder of a Claim or Equity Interest that is entitled to vote to accept or reject the Plan, a ballot for the acceptance or rejection of the Plan (the “Ballot”) is enclosed herewith. After carefully reviewing these documents, please indicate your vote with respect to the Plan on the enclosed Ballot and return it as instructed below and on the Ballot.

The Debtor may supplement or amend this Disclosure Statement or any exhibits, schedules, and appendices attached hereto at any time prior to the hearing to approve this Disclosure Statement.

The information set forth herein is the product of the Debtor’s books and records, available at the time of preparing this Disclosure Statement. The Debtor only had access to information in the possession of A. Carl Mudd and Sheldon B. Saidman, two of the Debtor’s independent board members, Greenberg Traurig, LLP, the Debtor’s legal counsel and other third parties, including, without limitation, JPMorgan Chase which maintains the Debtor’s sole bank account, and various bank accounts of Faith Bloom (as defined below), over which the Debtor has obtained control. Although the Debtor has made reasonable efforts to ensure the accuracy and completeness of the information set forth herein, subsequent information or discovery may result in changes to this Disclosure Statement, particularly given the concerns surrounding accurate financial reporting by the Debtor’s prior management, as further discussed below.

UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED IN THIS DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

A.	Disclosure Statement Exhibits

The Plan is attached as “Exhibit A” to this Disclosure Statement.

B.	Only Impaired Classes Receiving a Distribution Vote

Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable, or contractual rights are changed under such plan. If the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such Plan under section 1126(g) of the Bankruptcy Code and therefore, such holders do not cast votes on such Plan. In addition, Classes of Claims that are “unimpaired” are deemed to have accepted the Plan and do not cast votes on the Plan.

Under the Plan, Holders of Claims in Classes 1 and 2 are Unimpaired and therefore deemed to accept the Plan. Holders of Claims in Classes 3, 4 and 5 and Holders of Equity Interests in Class 6 are Impaired and are entitled to vote on the Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED TO HOLDERS OF CLAIMS IN CLASSES 3, 4 AND 5 AND HOLDERS OF EQUITY INTERESTS IN CLASS 6.

Holders of Claims or Equity Interests may obtain copies of the Plan Supplement that will be Filed with the Bankruptcy Court at least ten (10) days prior to the Voting Deadline by: (a) accessing the website of the Debtor’s claims, noticing and balloting agent, GCG, Inc. (the “Voting Agent”) at www.gcg.inc.com/cases/sdt; (b) requesting the Plan Supplement by e-mail to SDTteam@gcginc.com; (c) calling the Voting Agent at (888) 624-6718; or (d) sending a request to the Voting Agent by (i) first-class mail at ShengdaTech Inc., c/o GCG, Inc., P.O. Box 9811
Dublin, Ohio USA 43017-5711 or (ii) hand delivery, courier service or overnight mail at ShengdaTech Inc., c/o GCG, Inc., 5151 Blazer Parkway, Suite A, Dublin, Ohio USA 43017.

For a summary of the treatment of each Class of Claims and Equity Interests, see section II of this Disclosure Statement, “Overview of the Plan” below.

C.	Voting Procedures

If you are entitled to vote to accept or reject the Plan, a Ballot for the acceptance or rejection of the Plan is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots that must be used to vote in each separate Class. Please vote and return your Ballot(s) to the Voting Agent at the addresses set forth below by

(i)	first-class mail:

ShengdaTech, Inc.

c/o GCG, Inc.

P.O. Box 9811

Dublin, Ohio USA 43017-5711

(ii)	hand delivery, courier service or overnight mail:

ShengdaTech Inc.

c/o GCG, Inc.

5151 Blazer Parkway

Suite A

Dublin, Ohio USA 43017.

TO BE COUNTED, YOUR BALLOT WITH ORIGINAL SIGNATURE INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE CLAIMS AGENT NO LATER THAN 5:00 P.M. (PREVAILING PACIFIC TIME) ON [AUGUST 16, 2012] (the “Voting Deadline”).

If you are a Holder of a Claim entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning this Disclosure Statement, the Plan or the procedures for voting on the Plan, please contact the Voting Agent by e-mail at SDTteam@gcginc.com, by phone at (888) 624-6718, by first-class mail to ShengdaTech Inc., c/o GCG, Inc., P.O. Box 9811, Dublin, Ohio USA 43017-5711 or by hand delivery, courier service or overnight mail to ShengdaTech Inc., c/o GCG, Inc., 5151 Blazer Parkway, Suite A, Dublin, Ohio USA 43017.

D.	Confirmation Hearing

The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan for [August 30, 2012, at 10:00 a.m.] (prevailing Pacific Time) in the Bankruptcy Court, Reno, C. Clifton Young Federal Building, 300 Booth Street, Courtroom 2, Reno, Nevada 89509 (the “Confirmation Hearing”). The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and Filed on or before [August 16, 2012], at 4:00 p.m. (prevailing Pacific Time) (the “Confirmation Objection Deadline”) in the manner described in the Confirmation Hearing Notice accompanying this Disclosure Statement. The date of the Confirmation Hearing may be adjourned from time to time without further notice except for an in-court announcement at the Confirmation Hearing of the date and time as to which the Confirmation Hearing has been adjourned or an appropriate Filing on the Bankruptcy Court’s docket.

THE DEBTOR URGES ALL HOLDERS OF CLAIMS IN CLASSES 3, 4 AND 5 AND HOLDERS OF EQUITY INTERESTS IN CLASS 6 TO VOTE IN FAVOR OF THE PLAN. VOTING INSTRUCTIONS ARE DESCRIBED IN SECTION X(D) OF THIS DISCLOSURE STATEMENT.

The classification and treatment of Claims and Equity Interests under the Plan are described in detail below. Because the Plan provides the greatest likelihood of recovery to all Holders of Allowed Claims and Allowed Equity Interests in this Chapter 11 Case, the Debtor strongly encourages all Holders of Claims and Equity Interests entitled to vote on the Plan to vote to accept the Plan. The Official Committee of Unsecured Creditors (the “Committee”) has reviewed the Plan and urges all Holders of Claims to vote to accept the Plan.

II.    OVERVIEW OF THE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THE DESCRIPTION OF THE PLAN SET FORTH BELOW CONSTITUTES A SUMMARY ONLY AND IS QUALIFIED, IN ITS ENTIRETY, BY THE PLAN, THE PLAN SUPPLEMENT, AND ANY OTHER PLAN DOCUMENTS. CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST ARE URGED TO REVIEW THE PLAN ITSELF, AND NOT TO RELY ON THE SUMMARY PROVIDED HEREIN. IN THE EVENT OF AN INCONSISTENCY BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN, THE PLAN SHALL CONTROL.

A.	Summary of Treatment of Claims and Equity Interests Under the Plan

The table below summarizes the classification and treatment of Claims and Equity Interests under the Plan. The table also sets forth the treatment of unclassified Claims.

The estimated recovery percentages set forth below have been calculated based upon a number of assumptions, including the estimated amount of Allowed Claims or Allowed Equity Interests in each Class. For the reasons discussed herein, it is difficult to determine the recovery percentages, if any, for Allowed Claims or Allowed Equity Interests because the value of the Debtor’s assets are speculative, contingent and/or otherwise unknown. For certain Classes of Claims or Equity Interests, the actual amounts of Allowed Claims or Allowed Equity Interests could materially exceed or could be materially less than the estimated amounts shown in the table below. Therefore, the actual Distributions may differ from the estimates set forth in the table below.

The Debtor has not yet fully reviewed and analyzed all Claims and Equity Interests. Estimated Claim or Equity Interest amounts set forth below are based upon Filed proofs of Claim, the schedules of assets and liabilities (the “Schedules”) and the statements of financial affairs (the “SOFAs”) and include estimates for a number of Claims that are Contingent, Disputed, and/or unliquidated.

Because the nature of the Debtor’s assets are contingent, difficult to valuate, and/or unknown, the actual recoveries for Classes 3, 4, 5 and 6 may differ from the recoveries estimated herein.

Class	Estimated Aggregate Allowed Amount	Treatment Pursuant to the Plan	Estimated Recovery
Unclassified: Administrative Claims	US$900,000.00	Unimpaired. Within the time period provided in Article VII of the Plan, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim: (a) cash equal to the amount of such Allowed Administrative Claim; or (b) such other treatment as agreed to by the Holder of such Allowed Administrative Claim.	100%

Unclassified: Priority Tax Claims	US$0.00	Unimpaired. Each Holder of an Allowed Priority Tax Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim: cash equal to the amount of such Allowed Priority Tax Claim; (i) on the later of the Effective Date or the date on which such Claim becomes Allowed, (ii) if after the Effective Date, then over a period not to exceed five (5) years from the Petition Date, together with interest at the rate required by the Bankruptcy Code, or (iii) such other treatment as agreed to by the Holder of such Allowed Priority Tax Claim.	100%

Class	Estimated Aggregate Allowed Amount	Treatment Pursuant to the Plan	Estimated Recovery
Class 1: Other Priority Claims	US$0.00	Unimpaired. Within the time period provided in Article VII of the Plan, each Holder of an Allowed Class 1 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 1 Claim: (a) cash equal to the amount of such Allowed Class 1 Claim; or (b) such other treatment as agreed to by the Holder of such Allowed Class 1 Claim.	100%

Class 2: Secured Claims	US$0.00	Unimpaired. Within the time period provided in Article VII of the Plan, each Holder of an Allowed Class 2 Claim shall receive in full and final satisfaction settlement, and release of and in exchange for such Allowed Class 2 Claim: (a) one of the treatments specified in section 1124 of the Bankruptcy Code; or (b) such other treatment as agreed to by the Holder of such Allowed Class 2 Claim.	100%

Class 3: General Unsecured Claims	US$173 million	Impaired. Each Holder of an Allowed Class 3 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 3 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims and any expenses of the Liquidating Trust.	Unknown >1.0%

Class	Estimated Aggregate Allowed Amount	Treatment Pursuant to the Plan	Estimated Recovery
Class 4: Noteholders’ Securities Claims	Unknown	Impaired. Each Holder of an Allowed Class 4 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 4 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and any expenses of the Liquidating Trust, provided, however, that no distributions shall be made on account of any Allowed Class 4 Claim that is duplicative of an Allowed Class 3 Claim.	Unknown 0.0% or greater

Class 5: Shareholders’ Securities Claims	Unknown	Impaired. Each Holder of an Allowed Class 5 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 5 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims and any expenses of the Liquidating Trust and shall be treated pari passu with Allowed Class 6 Equity Interests.	Unknown 0.0% or greater

Class	Estimated Aggregate Allowed Amount	Treatment Pursuant to the Plan	Estimated Recovery
Class 6: Equity Interests	Unknown	Impaired. Each Holder of an Allowed Class 6 Equity Interest shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 6 Equity Interest its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims and any expenses of the Liquidating Trust shall be treated pari passu with Allowed Class 5 Claims, provided however, that on the Effective Date, all Class 6 Equity Interests shall be deemed canceled, extinguished and discharged and of no further force or effect and, in lieu thereof, such Holders of Class 6 Equity Interests shall receive beneficial interests in the Liquidating Trust. To the extent the Liquidating Trustee believes there is a reasonable probability that there will be assets available for distribution on account of Allowed Class 6 Equity Interests, the Liquidating Trustee may, in his sole discretion, set a deadline for the filing of proofs of Interest.	Unknown 0.0% or greater

THE DEBTOR BELIEVES THAT THE PLAN BEST POSITIONS, UNDER THE UNIQUE CIRCUMSTANCES OF THIS CHAPTER 11 CASE, HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR TO ACHIEVE A RECOVERY AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

NOTHING IN THE DISCLOSURE STATEMENT SHALL AFFECT RIGHTS AND DEFENSES, BOTH LEGAL AND EQUITABLE, OF THE DEBTOR, AND/OR THE LIQUIDATING TRUSTEE WITH RESPECT TO ANY CLAIMS OR EQUITY INTERESTS, INCLUDING, BUT NOT LIMITED TO, ALL RIGHTS WITH RESPECT TO LEGAL AND EQUITABLE DEFENSES TO ALLEGED RIGHTS OF SETOFF OR RECOUPMENT.

III.   GENERAL INFORMATION CONCERNING THE DEBTOR

A.	Overview of the Debtor and Its Business Operations

1.	Generally

The Debtor was organized as a Nevada corporation on May 11, 2001, under the name Zeolite Exploration Company. On March 31, 2006, the Debtor consummated a share exchange pursuant to a Securities Purchase Agreement and Plan of Reorganization with Faith Bloom Limited (“Faith Bloom”), a company formed under the laws of the British Virgin Islands, and its stockholders. As a result of this share exchange, the Debtor acquired all of the issued and outstanding capital stock of Faith Bloom in exchange for a total of 50,957,603 shares of the Debtor’s common stock. The Debtor went public in late March 2006, and began trading on the NASDAQ early in 2007.

2.	Corporate Structure

Faith Bloom, which remains the Debtor’s wholly owned subsidiary, is the direct parent company of the following entities formed under the laws of the People’s Republic of China (the “PRC”): Shandong Haize Nanomaterials Co., Ltd. (“Shandong Haize”), Shandong Bangsheng Chemical Co., Ltd. (“Shandong Bangsheng”), Shaanxi Haize Nanomaterials Co., Ltd. (“Shaanxi Haize”), Zibo Jiaze Nanomaterials Co., Ltd. (“Zibo Jiaze”) and Anhui Yuanzhong Nanomaterials Co., Ltd. (“Anhui Yuanzhong,” and together with Shandong Haize, Shandong Bangsheng, Shaanxi Haize, Zibo Jiaze, the “PRC Subsidiaries”). Other than Shandong Bangsheng Chemical Co., Ltd., which, upon information and belief is not an operating entity, all of the other PRC Subsidiaries are believed to be operating entities (the “PRC Operating Subsidiaries”). The PRC Operating Subsidiaries manufacture a specialty additive known as nano-precipitated calcium carbonate, which is used in a variety of products to enhance their durability and efficiency and is widely applied in the paint, paper, plastic and rubber industries and used for building materials such as PVC. Neither the Debtor nor Faith Bloom are operating entities.

3.	Management and Board of Directors

(a)	The Debtor

Xiangzhi Chen is the founder of Faith Bloom and its subsidiaries. Mr. Chen also owns over 42.25% of the outstanding shares of the Debtor, making him the Debtor’s largest shareholder. In addition, Mr. Chen served as a member of the Debtor’s Board of Directors (the “Board”), and as President and Chief Executive Officer of the Debtor until his removal. As discussed below, immediately prior to the commencement of the Chapter 11 Case, the Special Committee of the Debtor’s Board of Directors (the “Special Committee”) determined that it was necessary to remove Mr. Chen from his positions as President and Chief Executive Officer of the Debtor and to appoint an independent party to oversee the Debtor’s business and assist the Special Committee with its ongoing investigation.

By resolution dated August 19, 2011 (the “August 19, 2011 Resolution”), the Special Committee removed management, including Mr. Chen, from their management positions, and appointed Michael Kang of Alvarez & Marsal (“A&M”) to serve as Chief Restructuring Officer (“CRO”). At the same time, the Special Committee authorized the filing of the Chapter 11 Case.

On the Petition Date, the Board was comprised of Mr. Chen, Donquan Zhang, A. Carl Mudd and Sheldon B. Saidman. Prior to the Petition Date, Mr. Chen and other shareholders of the Debtor were attempting to appoint Mr. Gongbo Wang to the Debtor’s Board. However, as discussed below, on September 2, 2011, the Bankruptcy Court enjoined them from taking any action that seeks to appoint or has the purpose or effect of appointing Mr. Wang, or anyone else, to the Debtor’s Board [Docket Nos. 26 and 27, Case No. 11-05082 (Bankr. D. Nev. Sept. 2, 2011)]. On September 9, 2011, Mr. Chen resigned from the Board. On October 12, 2011, Mr. Zhang’s term expired and he was not reappointed. The Board is currently comprised of two independent directors: A. Carl Mudd and Sheldon B. Saidman. Each of the independent directors has served on the Board since 2007.

The CRO continues to work with the Special Committee to investigate the discrepancies in the Debtor’s financial records, including verifying the Debtor’s cash account and tracing any funds that appear to have been moved out of the Debtor’s accounts to certain of the PRC Subsidiaries. The CRO was also charged with working with the Noteholders, who are the Debtor’s largest creditor constituency, other creditors, and shareholders to attempt to achieve a consensual resolution of the Debtor’s outstanding obligations.

(b)	Faith Bloom

On August 20, 2011, the Debtor, as shareholder of Faith Bloom, (a) removed the individuals then serving as directors of Faith Bloom, (b) appointed A. Carl Mudd and Sheldon B. Saidman as the directors of Faith Bloom and (c) the new Board members appointed Michael Kang and other individuals as officers of Faith Bloom. Subsequently, Faith Bloom’s Board passed resolutions removing and replacing the legal representatives and managers of the PRC Subsidiaries. The August 19, 2011 Resolution served to also remove each of the Debtor’s officers. On August 19, 2011, the Board of Directors of Faith Bloom also removed Mr. Chen, and A. Carl Mudd and Sheldon Saidman were elected as the new directors of Faith Bloom.

B.	The Debtor’s Capital and Debt Structure

1.	Prepetition Unsecured Debt

The Debtor reported revenues of US$102.1 million and net profits of US$23.5 million in 2009. The Debtor’s only material debt obligations result from two note issuances completed in 2008 and 2010. In 2008, the Debtor issued notes totaling US$115,000,000 with an interest rate of 6.0% and a maturity of June 1, 2018 (the “6.0% Notes”). As of July 6, 2011, the outstanding principal amount of the 6.0% Notes was US$25,578,000.

In 2010, the Debtor issued notes totaling US$130 million (all of which remain outstanding) with an interest rate of 6.5% and a maturity date of December 15, 2015 (the “6.5% Notes” and, together with the 6.0% Notes, the “Notes”). No interest payments have been made on the 6.5% Notes.

The completion of the offering of the 6.5% Notes was conditioned upon a certain amount of the 6.0% Notes being repurchased by the Debtor and surrendered to the 6.0% Notes’ trustee for cancellation such that at least 75% of the original issuance amount of the 6.0% Notes were no longer outstanding. Specifically, approximately US$67.2 million of the net proceeds of the 6.5% Notes were to be used and in fact were used to repurchase a portion of the 6.0% Notes.

2.	Equity Interests

On August 31, 2011, the Debtor filed the List of Equity Holders [Docket No. 66]. As reflected therein, the Debtor’s largest shareholder is Mr. Chen, who owns over 42.25% of the Debtor’s outstanding shares. Cede & Co. is the Debtor’s second largest shareholder owning approximately 30.51% of the Debtor’s outstanding shares. The remaining 27.24% of the Debtor’s outstanding shares are owned by various individuals and entities.

As discussed above, the Debtor is the sole shareholder of Faith Bloom, which is the direct parent company of the PRC Subsidiaries.

C.	The Debtor’s Assets

As a holding company, the Debtor’s primary assets are its cash, its ownership of the stock of Faith Bloom, potential Causes of Action and any other assets the Debtor is able to recover through litigation or investigation, as discussed below in more detail.

D.	Events Leading up to the Chapter 11 Filing

1.	The March 2011 Report from KPMG, the Formation of the Special Committee, and the Resulting Investigation Into the Debtor’s Affairs

The Debtor engaged KPMG as its independent certified public accounting firm from November 11, 2008 until its resignation on April 29, 2011. During this period, KPMG audited the Debtor’s financial statements for the fiscal years ending December 31, 2008 and 2009. When issued, KPMG’s audit report for 2008 found a material internal control weakness, but the 2009 report did not contain any adverse opinion and did not call into question any of the Debtor’s accounting or financial reporting practices.

When auditing the Debtor’s financial statements for the fiscal year ending December 31, 2010, however, KPMG reported discovering “potentially serious discrepancies and unexplained issues” relating to the Debtor’s financial records. On March 2, 2011, KPMG contacted and informed the Audit Committee of these potential discrepancies, and, on March 3, 2011, provided written notice to the Audit Committee detailing information relating to, among other things, the inability to confirm sales amounts, sales terms, and outstanding balances and undisclosed related party transactions. KPMG explained that it would be unable to complete its audit until these potential discrepancies and issues were resolved.

The Debtor’s Form 10-K was due on March 16, 2011. Since KPMG alerted the Debtor of its concerns only two weeks before this due date, the Debtor was unable to complete the thorough investigation necessary to properly resolve these potential issues and thereby enable KPMG to complete the audit. Therefore, on March 17, 2011, the Debtor submitted the requisite Notification of Late Filing Form 12b-25 (“Notification of Late Filing”) with the SEC.

On March 4, 2011, one day after KPMG informed the Audit Committee of the potential issues it discovered, the Debtor held a special meeting of the Board and, by Board resolution, created the Special Committee to oversee an internal investigation (the “March 4, 2011 Resolution”). The March 4, 2011 Resolution granted the Special Committee broad authority to “(i) conduct an independent review and investigation of issues identified by KPMG and any other matters the Special Committee deems appropriate”; (ii) “execute whatever agreements, including but not limited to engagement of independent counsel, independent accountants and other independent experts .. . . as deemed necessary by the Special Committee”; (iii) “take any legal or other action(s) that the Special Committee in its sole discretion deems in the interests of the Company and its stockholders”; and (iv) to commence any “actions as may be needed to identify, collect and safeguard the Company’s assets.”

On March 7, 2011, the Special Committee engaged the law firm of O’Melveny & Myers LLP (“OMM”) to conduct an independent investigation into the potential issues raised by KPMG. In turn, OMM retained PricewaterhouseCoopers LLP (“PwC”) to provide forensic accounting support for its investigation. OMM commenced its investigation the following day and began preserving the Debtor’s documents and records at that time by preserving and imaging relevant computers and accounting servers in the PRC. OMM was also given access to data from KPMG.

Soon after the investigation began, problems began to surface, including the inability of KPMG to verify the Debtor’s cash accounts. As a result, the Special Committee proposed and the Board approved a resolution to transfer control of the Debtor’s cash assets by consolidating all excess cash into accounts over which only the Audit Committee Chairman, would have signatory authority and adopting a cash control validation plan (the “Cash Control Plan”). To date, the Special Committee has been able to exercise control over approximately $14 million which has been used to fund the bankruptcy case. In addition, the Debtor has obtained control of three PRC bank accounts under the Faith Bloom name with a combined balance of approximately $50,000.

Further efforts to verify and control the Debtor’s cash accounts pursuant to the Cash Control Plan were thwarted and unsuccessful. The Special Committee instructed teams of professionals from OMM and PwC to visit financial institutions holding the Debtor’s accounts in the PRC, but managers at the Debtor’s PRC Companies and certain local bank officials obstructed those efforts. The Special Committee was informed that the managers stalled or otherwise attempted to derail trips to the Debtor’s financial institutions; refused to cooperate with OMM and PwC; attempted to steer the team to specific persons at the banks, rather than permit the OMM and PwC teams to speak with other identified individuals; and when the OMM and PwC teams refused to meet with particular bank employees chosen by the managers, the managers departed and refused to assist the OMM and PwC teams.

The Special Committee was also unable to authenticate the veracity of certain U.S. certificates of deposits. As part of the Cash Control Plan, Mr. Chen provided photocopies of CDs allegedly held in the name of Faith Bloom, the Debtor’s wholly owned subsidiary, as evidence that the Debtor had certain cash on hand. The Special Committee has been unable to verify the authenticity of those CDs and despite making repeated requests for such information, Mr. Chen has been nonresponsive. The Special Committee has learned that the bank which issued the CDs has been unable to verify them and, in fact, has no record of issuing them to Faith Bloom.

On April 19, 2011, KPMG issued a letter to the Debtor pursuant to Section 10A of the Securities Exchange Act of 1934.2 In the letter, KPMG referred to its prior correspondence regarding the discrepancies and/or unexplained issues relating to the Debtor’s financial records, stated that it had not received adequate explanations addressing those issues, and found that senior management had not taken timely and appropriate remedial actions with respect those issues. KPMG indicated that “this failure to take remedial action is expected to warrant our resignation from the audit engagement.” On April 29, 2011, KPMG formally resigned.

On March 16, 2011, as a result of the Debtor’s submission of the requisite Notification of Late Filing, the Listing Qualifications Department of the Nasdaq Stock Market (“NASDAQ”) issued a notification letter to the Debtor advising the Debtor that as a result of its inability to file its 2010 Form 10-K in a timely manner, the Debtor was not in compliance with NASDAQ Listing Rule 5250(e)(1). NASDAQ requested in the notification letter that the Debtor submit prior to March 31, 2011, a plan to regain compliance. In response thereto, on March 31, 2011, the Debtor submitted a plan to regain compliance and asked NASDAQ to grant the Debtor a period in which to file its Form 10-K and to regain compliance.

After receiving the Debtor’s submission, on April 20, 2011, the NASDAQ Listing Qualification Staff (the “Staff”) issued a Delisting Letter to the Debtor wherein it determined to delist the Company’s securities from NASDAQ as a result of the Debtor’s failure to file its 2010 Form 10-K, among other things. On May 19, 2011, the Debtor appealed the Staff’s decision to the NASDAQ Listing Qualifications Panel (the “Panel”) and submitted a detailed plan for compliance which included the completion of the Cash Control Plan. On June 8, 2011, the Panel determined to delist the Company’s securities from NASDAQ pursuant to the Listing Rule 5101. In its decision, the Panel cited the discrepancies found by KPMG and the Debtor’s failure to complete its Cash Control Plan. Believing that the Cash Control Plan was a “critical component” of the investigation, the Panel determined that management was obstructing the Audit Committee’s ability to fulfill its duties and responsibilities under the Listing Rules and, the Exchange Act and raised public interest concerns under Listing Rule 5101. The Panel decision resulted in the suspension of the Company’s securities on the NASDAQ market effective with the open of business on June 10, 2011.

On June 21, 2011 the Company appealed the Panel Decision to the NASDAQ Listing and Hearing Review Council (the “Listing Council”). On July 1, 2011, the Staff submitted a brief to the Listing Council in opposition. In its brief, the Staff highlighted the Debtor’s failure to implement the Cash Control Plan. On August 22, 2011, the Listing Counsel issued its decision affirming the decision of the Panel to delist the Debtor’s securities from NASDAQ pursuant to Listing Rule 5101. In its decision, the Listing Counsel again cited the issues raised by KPMG and the Debtor’s inability to implement and complete the Cash Control Plan. On November 23, 2011, the Debtor was informed that the NASDAQ Board of Directors had declined to call for review of the August 22, 2011 decision of the Listing Counsel, which thereafter became a final decision.

2 Section 10A provides that where an auditor discovers, whether through its own work, through the client itself, or through an advisor to the client, that a reporting client may have committed an illegal act, the auditor must disclose the matter to the institution’s management, audit committee, and the board of directors.

On December 15, 2011, the NASDAQ Stock Market LLC (“NASDAQ”) issued a press release announcing that the common stock of the Debtor would be delisted. On December 16, 2011, NASDAQ issued the Notification of Removal from Listing and/or Registration Under Section 12(B) of the Securities Exchange Act of 1934.

As of this date, the Debtor has been unable to and has not fully implemented or completed the Cash Control Plan.

2.	Debtor’s Payment Obligations Under the Notes and Litigation Filed Against the Debtor

Holders of the 6.0% Notes became entitled to require the Debtor to repurchase, for cash, all or any portion of their 6.0% Notes on June 1, 2011, at a price equal to 100% of the principal amount of the 6.0% Notes to be purchased, plus accrued and unpaid interest (the “Put Right”). As of May 24, 2011, all of the eligible 6.0% Noteholders exercised the Put Right in the aggregate principal amount of US$25,578,000. As of the Petition Date, the Debtor had not paid and was and remains unable to pay the 6.0% Noteholders on account of the exercise of the Put Right.

As a result of the Debtor’s failure to make payment in accordance with the Put Right on June 1, 2011, the Debtor was obligated to pay interest on the still-outstanding 6.0% Notes on June 1, 2011 under Section 4.01 of the 6.0% Note indenture. The Debtor failed to pay any portion of this interest on such date, or during the 30-day grace period applicable to interest payments under the 6.0% Notes indenture. As of the Petition Date, the Debtor had not made the required interest payment.

In addition, under Section 4.01 of the 6.5% Note indenture, the Debtor was obligated to pay interest on the 6.5% Notes (in the amount of approximately US$4.4 million) on June 15, 2011. The Debtor failed to pay any portion of this interest on such date, or during the 30-day grace period applicable to interest payments under the 6.5% Notes indenture. As of the Petition Date, the Debtor had not made the required interest payment.

As of the Petition Date, the Debtor owed over US$163 million under the Notes which it has no ability to pay.

The disclosures made by the Debtor and KPMG, as well as the actions taken by NASDAQ, have resulted in the filing of numerous lawsuits seeking damages under the securities laws and other causes of action, as discussed below in more detail.

3.	Subsequent Findings From the Special Committee’s Investigation Into the Debtor’s Financial Condition and Business Operations

As set forth above, since learning of the potential serious discrepancies in the Debtor’s financial statements in March 2011, the Special Committee has been working tirelessly with various professionals to investigate the financial condition of the Debtor and its business operations. As part of that process, the Special Committee retained OMM, which was later replaced by the international law firm of Skadden, Arps (“Special Committee Counsel”), to work with PricewaterhouseCoopers, LLP (“PwC”) and assist with the investigation. As started by OMM and continued by Special Committee Counsel, the investigation has involved company visits, interviews, and the imaging and review of accounting records and other electronic data. Special Committee Counsel has provided the Special Committee with regular updates to address issues related to the investigation. Special Committee Counsel and the Special Committee, however, have been unable to complete the investigation because their efforts to do so have been obstructed by Mr. Chen and former managers who, on information and belief, have been acting in concert with him. Prior to the commencement of this Chapter 11 Case, Mr. Chen refused to participate in meetings with the Board and the Special Committee, further jeopardizing the Debtor’s business operations and its ability to address the serious issues it is facing.

Special Committee Counsel determined that certain of the financial records of the Debtor may have been falsified in whole or in part and that serious issues remain unanswered regarding the financial condition of the Debtor and its overall business operations. On August 19, 2011, Special Committee Counsel presented its preliminary report and findings to the Special Committee. In its preliminary report, Special Committee Counsel detailed the investigative efforts to date, the efforts undertaken by Mr. Chen and others to obstruct and hinder the Special Committee’s investigation, and confirmed material irregularities and/or inaccuracies in the financial records of the Debtor. Among other things, the report calls into serious question the accuracy of payments allegedly made to the Debtor by various customers or the sales allegedly made, transactions the Debtor is reported to have engaged in with related parties owned by Mr. Chen which have not been supported, and suggests that sales are vastly overstated.

4.	The Debtor Was Subject to the Shareholder Litigation

Prior to the Petition Date, the Debtor was a party to various actions, including, without limitation, the actions discussed below (collectively, the “Shareholder Litigation”).3 As discussed below, the cases filed in the U.S. District Court for the Southern District of New York have been consolidated under the lead case styled Yaw v. ShengaTech, Inc. et al., Case No. 11-CV-3325 (S.D.N.Y. 2011).

(a)	Turner v. ShengaTech, Inc. et al., Case No. 11-CV-1918 (S.D.N.Y. 2011)

On March 18, 2011, John Thomas Turner et al. filed a putative class action complaint in the United States District Court for the Southern District of New York against the Debtor, Mr. Chen, Andrew Weiwen Chen (“Andrew Chen”), the Debtor’s former Chief Financial Officer and Anhui Guo (“Guo”), the Debtor’s former Chief Operating Officer. The lawsuit, titled Turner v. ShengaTech, Inc. et al., Case No. 11-CV-1918 (S.D.N.Y. 2011) (the “Turner Shareholder Litigation”), asserts claims under the federal securities laws based upon allegations that the defendants misrepresented facts about the Debtor’s business and operations, thereby artificially inflating the price of its stock.

(b)	Marlon Fund SICAV plc v. ShengaTech, Inc. et al., Case No. 11-CV-1996 (S.D.N.Y. 2011)

On March 22, 2011, Marlon Fund SICAV plc et al. filed a putative class action complaint in the United States District Court for the Southern District of New York against the Debtor, Mr. Chen, Andrew Chen, and Guo. The lawsuit, titled Marlon Fund SICAV plc v. ShengaTech, Inc. et al., Case No. 11-CV-1996 (S.D.N.Y. 2011) (the “Marlon Fund Shareholder Litigation”), asserts claims under the federal securities laws based upon allegations that the defendants misrepresented facts about the Debtor’s business and operations, thereby artificially inflating the price of its stock.

3 The Debtor may be a named party to other proceedings not discussed herein and the term “Civil Actions” shall be deemed to reference any such other proceedings, if any

(c)	Mathes v. ShengaTech, Inc. et al., Case No. 11-CV-2064 (S.D.N.Y. 2011)

On March 24, 2011, Erik Mathes et al. filed a putative class action complaint in the United States District Court for the Southern District of New York against the Debtor, Mr. Chen, Andrew Chen, and Guo. The lawsuit, titled Mathes v. ShengaTech, Inc. et al., Case No. 11-CV-2064 (S.D.N.Y. 2011) (the “Mathes Shareholder Litigation”), asserts claims under the federal securities laws based upon allegations that the defendants misrepresented facts about the Debtor’s business and operations, thereby artificially inflating the price of its stock.

(d)	Yaw v. ShengaTech, Inc. et al., Case No. 11-CV-3325 (S.D.N.Y. 2011)

On May 16, 2011, Donald Yaw and Edward Schaul et al. filed a putative class action complaint in the United States District Court for the Southern District of New York against the Debtor, Mr. Chen, Andrew Chen, and Guo. The lawsuit, titled Yaw v. ShengaTech, Inc. et al., Case No. 11-CV-3325 (S.D.N.Y. 2011) (the “Yaw Shareholder Litigation,” and together with the Turner Shareholder Litigation, the Marlon Fund Shareholder Litigation and the Mathes Fund Shareholder Litigation, the “SDNY Shareholder Litigation”),4 asserts claims under the federal securities laws based upon allegations that the defendants misrepresented facts about the Debtor’s business and operations, thereby artificially inflating the price of its stock.

On December 6, 2011, the U.S. District Court for the Southern District of New York consolidated the SDNY Shareholder Litigation under the Yaw Shareholder Litigation [Docket No. 5]. Accordingly, the lead plaintiffs of the SDNY Shareholder Litigation are Messrs. Yaw and Schaul.

(e)	McDermott v. ShengaTech, Inc. et al., Case No. 11-CV-02557-GHK-CW (C.D. Cal. 2011)

On March 25, 2011, Tom McDermott et al. filed a putative class action complaint in the United States District Court for the Central District of California against the Debtor, Mr. Chen, Andrew Chen, and Guo. The lawsuit, titled McDermott v. ShengaTech, Inc. et al., Case No. 11-CV-02557-GHK-CW (C.D. Cal. 2011), asserts claims under the federal securities laws based upon allegations that the defendants misrepresented facts about the Debtor’s business and operations, thereby artificially inflating the price of its stock.

(f)	Corwin v. ShengaTech, Inc. et al., Case No. 11-CV-2457 (S.D.N.Y. 2011)

On April 11, 2011, Robert Corwin et al. filed a shareholder derivative complaint in the United States District Court for the Southern District of New York against the Debtor, Mr. Chen, Andrew Chen, and Guo. The lawsuit, titled Corwin v. ShengaTech, Inc. et al., Case No. 11-CV-2457 (S.D.N.Y. 2011), purports to assert claims under the federal securities laws, alleges that the Debtor’s financial statements were false and misleading, and seeks damages, equitable, and injunctive relief.

4 This case has been assigned to the Honorable Debra C. Freeman, who is presiding over the Turner Case. See Notice of Assignment, Yaw v. ShengaTech, Inc. et al., Case No. 11-CV-3325, (S.D.N.Y. Mar. 25, 2011) [Docket No. 2].

(g)	Schweiger v. Xiangzhi Chen et al., Case No. A-11-639644-B (Clark County, Nev. 2011)

On April 18, 2011, Matthew Schweiger et al. filed a shareholder derivative complaint in the District Court of Clark County, Nevada against Chen, Andrew Chen, Guo, and Dongquan Zhang (“Zhang”) as well as the Debtor’s independent Board Members Sheldon B. Saidman and A. Carl Mudd. The lawsuit, titled Schweiger v. Xiangzhi Chen et al., Case No. A-11-639644-B (Clark County, Nev. 2011), asserts claims under various theories, including breach of fiduciary duty and unjust enrichment, alleges that the defendants disseminated false information and/or failed to adequately oversee the company, and seeks damages, equitable relief and injunctive relief.

(h)	Komsky v. Xiangzhi Chen et al., Case No. A-11-640249-B (Clark County, Nev. 2011)

On April 28, 2011, Michael Komsky, on behalf of the Bamboo Trust dated January 8, 2007, et al. filed a shareholder derivative complaint in the District Court of Clark County, Nevada against Mr. Chen, Andrew Chen, Guo, Zhang, Sheldon B. Saidman and A. Carl Mudd. The lawsuit, titled Komsky v. Xiangzhi Chen et al., Case No. A-11-640249-B (Clark County, Nev. 2011), asserts claims under various theories including breach of fiduciary duty and unjust enrichment, alleges that the defendants disseminated false information and/or failed to adequately oversee the company, and seeks damages, equitable relief and injunctive relief.

(i)	Johnson v. Xiangzhi Chen et al., Case No. 2:11-CV-01250 (D. Nev. 2011)

On August 3, 2011, and Robert Johnson et al. filed a shareholder derivative complaint in the United States District Court for the District of Nevada against Mr. Chen, Andrew Chen, Guo, Zhang, Sheldon B. Saidman and A. Carl Mudd. The lawsuit, titled Johnson v. Xiangzhi Chen et al., Case No. 2:11-CV-01250 (D. Nev. 2011), asserts claims under various theories, including breach of fiduciary duty and unjust enrichment, alleges that the defendants disseminated false information and/or failed to adequately oversee the company, and seeks damages, equitable relief and injunctive relief.

E.	The Debtor’s Decision to File for Chapter 11 Protection

The combination of the foregoing factors made it necessary for the Debtor to consider seeking protection under chapter 11 of the Bankruptcy Code.

Under the power of its formation resolution and applicable law, the Special Committee ultimately determined that the most effective way to continue its investigation, safeguard assets and maximize the value of the Debtor’s Estate for the benefit of their stakeholders was to seek protection under chapter 11 of the Bankruptcy Code in order to continue its investigation and pursue either a sale or a plan, or both, while allowing the Debtor a breathing spell from litigation. During a meeting of the Special Committee held on August 19, 2011, the Special Committee voted to approve a resolution giving authority to File a voluntary petition for relief under chapter 11 of the Bankruptcy Code for the Debtor. The Debtor Filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on August 19, 2011 (the “Petition Date”).

IV.     EVENTS DURING THE CHAPTER 11 CASE

A.	Litigation in the PRC and Related Asset Matters

The Debtor, through Faith Bloom, has filed civil actions in the PRC against former legal representatives and managers of the PRC subsidiaries. These actions have been pursued aggressively and have yielded positive results. The litigation will effectuate, among other things, the transfer of assets embodying corporate authority under Chinese laws, including the corporate seals, business licenses, and relevant licenses, to Faith Bloom. The Debtor intends to continue its vigorous efforts in order to achieve these goals. The following is a status summary as of May 4, 2012.

1.	Shaanxi Haize

(a)	Litigation

On December 22, 2011, Faith Bloom, through its Chinese counsel, the Jun He Law Offices (“Jun He”), filed a Statement of Claims with the Intermediate People’s Court of Xianyang, Shaanxi Province (the “Xianyang Court”). Defendants listed in the Statement of Claims include Li Fu, the former general manager and former legal representative of Shaanxi Haize, Ma Zhaowei, a former director of Shaanxi Haize, Chen Xukui, a former director of Shaanxi Haize and Li Shujin, a former director of Shaanxi Haize (Li Fu, Ma Zhaowei, Chen Xukui, and Li Shujin collectively, the “Shaanxi Haize Defendants”).

The Statement of Claims’ demands for relief are: (i) the immediate cessation of the Shaanxi Haize Defendants’ infringement of Shaanxi Haize’s interests; (ii) transfer of all Shaanxi Haize seals, licenses (including business license), financial records, lists of assets, certificates of ownership, employment records, and other records to Faith Bloom; (iii) the Shaanxi Haize Defendants’ assistance in amending records maintained at the applicable Administrations of Industry and Commerce (the “AIC”), including assistance in the registration of a new general manager and legal representative appointed by Faith Bloom; and (iv) litigation costs.

The Statement of Claims was accepted by the Xianyang Court’s Department of Case Registrations on the filing date, formally commencing the litigation process. The Xianyang Court is currently in the process of serving the Shaanxi Haize Defendants.

The court has stated that constructive notice through publication was made on April 21, 2012. Based on this and assuming the Shaanxi Haize Defendants do not respond, it is expected that the trial will commence some time in early July. Should the Shaanxi Haize Defendants not respond, the trial will be held without them. It is the Debtor’s understanding that under such circumstances, the chance of a favorable ruling will be significant, although not guaranteed since the judge has the independent ability to apply the law. The Shaanxi Haize Defendants have requested to meet with the professionals working on behalf of Faith Bloom and such meeting is scheduled to be held.

Faith Bloom has also considered pursuing an evidence preservation claim against the Shaanxi Haize Defendants so that the presiding Judge would hold the chops, business license and other corporate documents pending the outcome of the ligation.   Based upon discussions with June He, evidence preservation would be difficult because the Shaanxi Haize Defendants cannot be located. In addition, the Xianyang Court is requiring Faith Bloom to provide CNY7.5 million cash guarantee as a precondition to conducting a property preservation.

(b)	Related Assets

Shaanxi Haize has executed a negative pledge agreement with the Tai’an Guarantee Fund Company (“Tai’an Guarantee Company”) purporting to support two (2) loans from the Tai’an Commercial Bank totaling CNY54 million for the benefit of two (2) other PRC companies owned by Mr. Chen. The negative pledge agreement is set to expire in May, 2012. Correspondence has been sent to the Tai’an Guarantee Company to request supporting documentation and to notify the Tai’an Guarantee Company that Shaanxi Haize will not renew the guarantee and that the former management of Shaanxi Haize does not have authority to renew the agreement. The Debtor has disputed the Tai’an Commercial Bank’s position that it maintains a direct pledge and has requested documentation establishing a direct pledge. To date, however, the Tai’an Commercial Bank has failed to provide any supporting documentation.

2.	Anhui Yuanzhong

(a)	Litigation

On December 23, 2011, Faith Bloom, through its Chinese counsel, filed a Statement of Claims against Chen Bo, the former general manager and legal representative of Anhui Yuanzhong, with the Hefei New and High Tech Zone Court, Anhui Province (the “Hefei Court”).

The Statement of Claims’ demands for relief are: (i) the immediate cessation of Chen Bo’s infringement of Anhui Yuanzhong’s interests; (ii) transfer of all Anhui Yuanzhong’s seals, licenses (including business license), financial records, lists of assets, certificates of ownership, employment records, and other records to Faith Bloom; (iii) Chen Bo’s assistance in amending records maintained at the applicable AIC, including assistance in the registration of a new general manager and legal representative appointed by Faith Bloom; (iv) transferring control of all the assets of Anhui Yuanzhong, including but not limited to bank deposits, cash, machinery equipments, raw materials, spare parts, products, vehicles, buildings, and other relevant assets to Faith Bloom; and (v) litigation costs.

The Statement of Claims was accepted by the Hefei Court’s Department of Case Registrations on the filing date, formally commencing the litigation process. The Hefei Court has completed service of process on Chen Bo. On February 13, 2012, Chen Bo filed an appeal arguing that the Hefei Court lacked original jurisdiction over the matter.

On March 29, 2012, the presiding Judge, accompanied by members of the local government (including personnel from the local Hanshan County court) and Jun He, attempted to conduct an evidence preservation. However, their efforts were unsuccessful because, with the exception of doorman, no personnel could be located on the premises. In addition, the general manager’s office, which is the likely location for keeping the company’s business license, chops, and other important evidence, was locked.

As of May 4, 2012, no decision has been made by the Hefei Intermediate People’s Court regarding Chen Bo’s appeal. Professionals working on behalf of Faith Bloom in this matter explained that the delay stemmed from the requirement that all parties to a suit must receive notification that an appeal was being made before the High Tech Zone Court could forward the matter to the Hefei Intermediate People’s Court for decision. Given that notice has now successfully been provided to Anhui Yuanzhong, the appeal is ready to be forwarded to the Hefei Intermediate People’s Court. A decision is expected to be entered within the next few weeks.

(b)	Related Assets

Based on due diligence conducted on Anhui Yuanzhong in November, 2011, Anhui Yuanzhong owns two (2) parcels of land. The smaller parcel of land is approximately 106 mu.5 Based on what Jun He learned during the evidence preservation on March 29, 2012, this parcel of land has been “frozen” by the tax bureau due to unpaid taxes. As a result, the tax bureau is preventing the alienation of the land and, in unlikely circumstances, may decide to auction the land. The larger parcel of land is approximately 503 mu and was purchased by Anhui Yuanzhong for approximately RMB90. This larger parcel has been seized by the local government due to an alleged breach of an investment agreement entered into by Anhui Yuanzhong and the local government.

The local government officials have refused to meet with Faith Bloom representatives unless the current PRC management on record also attends such meetings. While Jun He continues its efforts to communicate with the local government to obtain further information regarding the two (2) parcels of land, no additional information has yet been provided.

3.	Shandong Haize

In March 2012, Faith Bloom, through its Chinese counsel, filed a Statement of Claims against Du Lei, the former general manager and former legal representative of Shandong Haize, with the Intermediate People’s Court of Tai’an, Shandong Province (the “Tai’an Court”).

The Statement of Claims’ demands for relief are: (i) the immediate cessation of Du Lei’s illegal possession and control of Shandong Haize chops, licenses and certificates; (ii) the return of Shandong Haize chops, certificates, and licenses to Faith Bloom; (iii) Du Lei’s assistance in amending records maintained at the applicable AIC, including assistance in the registration of a new general manager and legal representative appointed by Faith Bloom; and (iv) litigation costs.

The Statement of Claims was accepted by the Tai’an Court’s Department of Case Registrations on the filing date, formally commencing the litigation process. The Tai’an Court is currently is currently in the process of serving the defendant.

4.	Shandong Bangsheng

In March 2012, Faith Bloom, through its Chinese counsel, filed a Statement of Claims against Chen Xukui, the former general manager and former legal representative of Shandong Bangsheng, with the Tai’an Court.

The Statement of Claims’ demands for relief are: (i) the immediate cessation of Chen Xukui’s illegal possession and control of Shandong Bangsheng chops, licenses and certificates; (ii) the return of Shandong Bangsheng chops, certificates, and licenses to Faith Bloom; (iii) Chen Xukui’s assistance in amending records maintained at the applicable AIC, including assistance in the registration of a new general manager and legal representative appointed by Faith Bloom; and (iv) litigation costs.

5 A “mu” is a Chinese measure of area that is approximately 667 square meters.

The Statement of Claims was accepted by the Tai’an Court’s Department of Case Registrations on the filing date, formally commencing the litigation process. The Tai’an Court is currently is currently in the process of serving the defendant.

5.	Zibo Jiaze

(a)	Litigation

Faith Bloom, through its Chinese counsel, is continuing its efforts to finalize the Statement of Claims against the former management of record of Zibo Jiaze for submission to the Zibo New and High Tech Zone Court, Shandong Province. Jun He is working with the presiding Judge to modify the complaints in a form acceptable to the Judge. The litigation approach and the Statement of Claims has generally been met with resistance in Zibo and with the presiding Judge.

Because of the importance of the Zibo Jiaze assets, Faith Bloom has hired a local consulting and asset recovery firm called Realton Investment & Consultancy Services, Ltd (“Realton”) based in the PRC. Realton has been working to obtain the company chop and business licenses for Zibo Jiaze, which are necessary to establish the Debtor’s ownership of the PRC assets without need for litigation. Realton was recently able to obtain a new company chop for Zibo Jiaze. However, the company chop is currently being kept by the local public security bureau. The bureau is requesting Zibo Jiaze’s business license before releasing the company chop to Realton and Faith Bloom. Realton has indicated that the public security bureau will allow Faith Bloom to use the company chop.

Since obtaining a new company chop, ShengdaTech and Faith Bloom have been considering using the new company chop to initiate litigation on behalf of Zibo Jiaze against the management of the company on record to obtain the old company chop and business license. This option may increase the likelihood that the applicable court accepts the Statement of Claims because the litigation would involve two (2) PRC entities.

(b)	Related Assets

In April 2009, Zibo Jiaze’s land and property were pledged to the Bank of Communications (Zibo Branch) by a mortgage in the amount of CNY70 million. This local debt was not disclosed to the Debtor or its independent directors. After a significant amount of effort and despite previous refusals, the director of the Bank of Communications (Zibo Branch) has agreed to meet with A&M to discuss the situation.

B.	Continuation of Business After the Petition Date

1.	First and Second Day Motions

Shortly after the Petition Date, the Debtor Filed a number of motions with the Bankruptcy Court, seeking various forms of relief, including, without limitation, the following motions, all of which were approved by the Bankruptcy Court:

(a)	CRO Appointment Motion. Motion for entry of an order authorizing the Debtor to confirm (i) the employment of Alvarez & Marsal North America, LLC to provide the Debtor a Chief Restructuring Officer and certain additional personnel and (ii) the appointment of Michael Kang as CRO for the Debtor nunc pro tunc to the Petition Date. [Motion: Docket No. 13; Interim Order: Docket No. 26; Final Order: Docket No. 80]

(b)	Extension Motion for Schedules. Motion for entry of order extending the deadline for the Debtor to file the Schedules and the SOFAs. [Motion: Docket No. 46; Order: Docket No. 109].

(c)	Bank Account Motion. Motion for entry of order authorizing maintenance of the Debtor’s prepetition bank account and waiving the requirement of a separate tax account. [Motion: Docket No. 48; Order: Docket No. 130]

(d)	Authorized Representatives Motion. Motion for entry of an order appointing Michael Kang, the CRO, and A. Carl Mudd and Sheldon B. Saidman, the of the Special Committee, as authorized representatives of the Debtor [Docket No. 49] (the “Authorized Representatives Motion”). The Debtor believed and continues to believe that the CRO and the members of the Special Committee are already statutorily authorized representatives of the Debtor under Nevada law. Nevertheless, given the facts of this Chapter 11 Case and for the avoidance of doubt, the Debtor Filed the Authorized Representatives Motion and requested that the Bankruptcy Court expressly appoint the CRO and the members of the Special Committee as representatives authorized to act on behalf of the Debtor pursuant to Section 78.622 of the Nevada Corporation Act.[6] On September 12, 2012, the Court granted the relief requested in the Authorized Representatives Motion and entered the Order Appointing the Chief Restructuring Officer and Certain Members of the Special Committee As Authorized Representatives of the Debtor Pursuant to Nevada Law [Docket No. 112].

(e)	Director Agreements Motion. Motion for entry of an order authorizing the Debtor to assume certain agreements with A. Carl Mudd and Sheldon Saidman and pay related cure amounts and pay Donquan Zhang, the Debtor’s former independent director, and Messrs. Mudd and Saidman certain additional daily fees and board fees postpetition. [Motion: Docket No. 51; Order: Docket No. 197][7]

(f)	Insurance Motion. On August 29, 2011, the Debtor Filed the Motion for Entry of Order Authorizing Debtor to (A) Purchase Postpetition D&O Insurance Policy and Pay All Policy Premiums and Fees Arising Thereunder, (B) Purchase Run Off Policies, and (C) Enter into Indemnity Agreement with Members of the Special Committee [Docket No. 52] (the “Insurance Motion”). As set forth in the Insurance Motion, the Debtor sought:

6 Section 78.622 of the Nevada Corporation Act provides that

If a corporation is under reorganization in a federal court pursuant to Title 11 of U.S.C., it may take any action necessary to carry out any proceeding and do any act directed by the court relating to reorganization, without further action by its directors or stockholders. This authority may be exercised by: (a) The trustee in bankruptcy appointed by the court; (b) Officers of the corporation designated by the court; or (c) Any other representative appointed by the court, with the same effect as if exercised by the directors and stockholders of the corporation.

7 The Final Order Authorizing the Debtor to (I) Assume the Director Agreements and Pay Related Cure Costs, (II) Continue to Pay Certain Additional Daily Fees and Board Fees for Certain Directors Post-Petition, and (III) Extend Director Agreements for One Year [Docket No. 197] pertains only to Messrs. Mudd and Saidman.

•	to purchase purchase a debtor in possession directors and officers liability insurance policy with a limit of at least US$5,000,000 to cover any wrongful acts alleged and claims made on or after the Petition Date, including a prepaid six year “run off” provision (the “Insurance Policy”);

•	to prepay the Insurance Policy for one year, including the cost of the six year run off, and to renew such Insurance Policy beyond the first year if necessary for so long as Mr. Kang and A&M are working as CRO.

•	to purchase any appropriate run off policies for its existing D&O insurance policies (the “Run Off Policies”);

•	to obtain nunc pro tunc approval of the renewal of the D&O insurance policy with China Pacific Property Insurance Co., Ltd. (the “China Pacific Policy”) as of the Petition Date, to the extent necessary; and

•	to enter into an indemnity agreement with the members of the Special Committee, indemnifying them for any actions taken in furtherance of the Special Committee investigation and the prosecution of this Chapter 11 Case.

On September 13, 2011, the Bankruptcy Court entered an order authorizing the Debtor to (a) purchase the Insurance Policy, prepay a six year “run off” for such Insurance Policy and renew the Insurance Policy, as necessary, (b) purchase the Run Off Policy, (c) renew the China Pacific Policy nun pro tunc as of the Petition Date and (d) make any and all expenditures relating to the Insurance Policy, the Run Off Policies and the China Pacific Policy [Docket No. 115]. The Bankruptcy Court has continued the hearing with respect to the Debtor’s request to indemnify each member of the Special Committee to May 7, 2012, at 10:00 a.m. (prevailing Pacific Time).

2.	The Preliminary Injunction Proceedings

On August 20, 2011, the Debtor commenced an adversary proceeding against the members of the Board and the Debtor’s shareholders seeking entry of an order (I) declaring that the (a) March 4, 2011 Resolution creating the Special Committee is binding and effective; (b) Special Committee has acted in accordance with its rights and obligations under the March 4, 2011 Resolution, including the actions taken by it in connection with the investigation, the removal of Mr. Chen as President and CEO, the commencement of the Chapter 11 Case, and the appointment of Mr. Kang of A&M as CRO and sole officer of the Debtor; (c) Special Committee is authorized to continue acting on behalf of the Debtor consistent with the powers granted to it under the March 4, 2011 Resolution and that the Special Committee is the proper party to exercise the debtor in possession powers granted under the Bankruptcy Code throughout the Chapter 11 Case; and (II) temporarily, preliminarily, and permanently enjoining the shareholders and/or the Debtor’s Board (collectively, the “Defendants”) from interfering with the Special Committee or CRO or taking any steps to remove the members of the Special Committee or the CRO or to modify any of the powers granted to the Special Committee or the CRO pursuant to the March 4, 2011 Resolution or the August 19, 2011 Resolution, or any powers delegated thereunder (the “Adversary Proceeding”). [Docket No. 1, Case No. 11-05082 (Bankr. D. Nev. Aug. 19, 2011)].

On August 23, 2011, the Bankruptcy Court issued a temporary restraining order (the “TRO”), which stayed, restrained and enjoined the Defendants, their respective officers, agents, representatives, relatives, servants, attorneys, other professionals, and employees, and all persons in active concert or participation with them from (a) engaging in any actions to terminate, modify or suspend the Special Committee and the appointment of the CRO, (b) adversely affecting their ability to continue exercising their powers in connection with the Debtor’s restructuring efforts under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court and (c) taking any action to appoint Mr. Wang, or anyone else, to the Board.

The TRO remained in place until conclusion of the hearing on the Debtor’s request for a preliminary injunction. On September 2, 2011, the Bankruptcy Court entered the Findings of Facts and Conclusions of Law and granted the Debtor’s request for a preliminary injunction and enjoined the Debtor’s board of directors and shareholders from, among other things, taking any action to change the composition of the Special Committee or the appointment of the CRO or to interfere with the Special Committee or other actions conducted by the Special Committee and CRO. [Docket Nos. 26 and 27, Case No. 11-05082 (Bankr. D. Nev. Sept. 2, 2011)].

On March 14, 2012, the Bankruptcy Court closed the Adversary Proceeding.

3.	Professional Retention.

Shortly after the Petition Date, the Debtor also requested authorization to retain the following professionals, which retentions were approved by the Bankruptcy Court:

(a)	Debtor’s Professionals

1.          Greenberg Traurig, LLP: As general bankruptcy counsel to the Debtor. [Application: Docket No. 123; Order: Docket No. 195]

2.          GCG, Inc.: As notice, claims and solicitation agent. [Application: Docket No. 113; Order: Docket No. 50]

3.          Ordinary Course Professionals. In addition to the above retention applications for employment of bankruptcy professionals, an application for an order authorizing retention and employment of ordinary professionals was Filed and approved, authorizing the Debtor to retain certain professionals utilized by the Debtor in the ordinary course of business. [Motion: Docket No. 92; Order: Docket No. 198]

To date, the Debtor has employed the following professionals in the ordinary course of business: (a) Hansen Barnett & Maxwell, P.C. to provide tax and accounting compliance services [Docket No. 208]; (b) Marcum Bernstein& Pinchuk LLP to provide accounting and auditing services [Docket No. 207]; and (c) Michael J. Sidor & Co., Inc. to provide language services consisting of document translation and on-site interpretation [Docket No. 209].

(b)	Special Committee Professionals

The Debtor has also sought to retain the following professionals to assist the Special Committee in its ongoing investigation into accounting regularities that gave rise to this Chapter 11 Case and to represent the Special Committee in connection with this case:

1.          PricewaterhouseCoopers LLP and PricewaterhouseCoopers Consultants (Shenzhen) Ltd.: As forensic accountant to the Debtor acting through the Special Committee. [Application: Docket No. 125; Order: Docket No. 192]

2.          Skadden, Arps, Slate, Meagher And Flom LLP: As special counsel to the Special Committee. [Application: Docket No. 124; Order: Docket No. 192]

3.          Lionel Sawyer and Collins, LLP: As Nevada counsel to the Special Committee. [Application: Docket No. 122; Order: Docket No. 194]

(c)	Committee

On August 31, 2011, the U.S. Trustee appointed the Committee to represent the interests of unsecured creditors of the Debtor. On October 27, 2011, the U.S. Trustee added more members to the Committee. The appointed members of the Committee are as follows: (i) AG OFCON, LLC, (ii) the Bank of New York Mellon, (iii) Zazove Associates, LLC, (iv) Donald D. Yaw, (v) Advent Capital Management, LLC, (vi) Daiwa America Strategic Advisors Corporation and (vii) CQS Asia Master Fund Limited.

The Committee applied for Bankruptcy Court authorization to retain Hogan Lovells US LLP as its counsel and Snell & Wilmer LLP as its local counsel. The Bankruptcy Court entered orders approving such retentions on November 18, 2011. [Docket Nos. 256 and 257].

Since the Committee’s formation, the Debtor has consulted with the Committee concerning the administration of this Chapter 11 Case and has kept the Committee informed of its operations.

(d)	Interim Compensation Procedures

On October 21, 2011, the Bankruptcy Court entered an order establishing procedures for interim compensation and reimbursement of expenses of professionals [Docket No. 196] (the “Interim Compensation Order”). The Interim Compensation Order delineates a procedure for: (i) submitting monthly statements and Filing interim fee applications by all Professionals retained in this Chapter 11 Case; (ii) Filing of objections to interim fee applications; and (iii) payment by the Debtor of fees and reimbursement of expense to Professionals. The Debtor’s and the Committee’s various professionals have submitted monthly statements and Filed interim fee applications in accordance with the Interim Compensation Order throughout this Chapter 11 Case.

4.	Retained Companies.

On August 29, 2011, the Debtor Filed a motion for entry of an order authorizing the Debtor to retain and pay certain companies to assist the Special Committee and Faith Bloom [Docket No. 47]. As set forth therein, the Debtor sought authorization pay as a postpetition administrative expense any fees and expenses of certain professionals and/or non-professionals hired by (a) the Special Committee to assist in carrying out its investigation and (b) Faith Bloom to pursue safeguarding the Debtor’s assets in the PRC (collectively, the “Retained Companies”). On September 12, 2011, the Court entered an order authorizing the Debtor to retain and pay the Retained Companies [Docket No. 111] (the “Retained Companies Order”). Pursuant to the Retained Companies Order, the Debtor has retained professionals to assist in its investigations and recovery of assets. The Debtor maintains a confidential list of the Retained Companies, which has been shared only with the Court, the Office of the United States Trustee - Region 17 (the “U.S. Trustee”) and the Committee.

5.	Bank Account Stay Relief Motion.

On December 19, 2011, the Bankruptcy Court entered an order granting JPMorgan Chase Bank, N.A. relief from the automatic stay to setoff any and all prepetition banking fees (in the amount of at least US$2,802.14, but in no event in an amount exceeding US$10,000.00) against a prepetition checking account held by the Debtor (the “Account”). The Debtor was also authorized to pay postpetition banking fees relating to the Account during the pendency of the Chapter 11 Case by offsetting postpetition banking fees against the amounts in the Account.

C.	The Debtor’s Schedules and SOFAs

Section 521 of the Bankruptcy Code and Rule 1007 of the Bankruptcy Rules require the Debtor to prepare and File Schedules and SOFAs with the Bankruptcy Court. On October 3, 2010, the Debtor Filed its Schedules and SOFAs. [Docket Nos. 141 and 142].

As of October 3, 2011, the Debtor’s Schedules and SOFAs reflect, inter alia, the following:

Secured Claims:	US$0.00
Priority Claims:	US$0.00
Unsecured Claims	US$164,184,811.88

Although Mr. Kang is an authorized signatory for the Debtor, including its former management, in reviewing and signing the Schedules and SOFAs, Mr. Kang necessarily relied upon the efforts, statements and representations of various personnel of the Debtor and, to the extent available, the Debtor’s records. See Global Notes and Statement of Limitations, Methodology and Disclaimer Regarding the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs [Docket No. 141]. Mr. Kang has not (and could not have) personally verified the accuracy of each such statement, representation or record, including statements, representations or records concerning amounts owed to creditors.

Moreover, at the time of preparation of the Schedules and SOFAs, the Debtor had limited access to its books and records. The Debtor only had access to information in the possession of A. Carl Mudd and Sheldon B. Saidman, two of the Debtor’s independent board members, Greenberg Traurig, LLP, the Debtor’s legal counsel and other third parties, including, without limitation, JPMorgan Chase which maintains the Debtor’s sole bank account. Upon information and belief, the Debtor’s books and records are located at the Debtor’s headquarters in the PRC, which location is currently unknown, and at the various plant locations in the PRC owned by the PRC Subsidiaries. The Debtor’s books and records may also be located at the offices of ShengdaGroup, an entity related to the Debtor, in the PRC. At the time of preparing the Schedules and SOFAs and to date, the Debtor did not have access to any records at these locations.

As a result of the foregoing, and despite the Debtor’s best efforts, errors or omissions may exist in these Schedules and SOFAs. The Debtor has reserved all rights to amend or supplement the Schedules and SOFAs as is necessary and appropriate.

D.	Rule 2015.3 Motion.

As a result of the Debtor’s inability to have transparency into its subsidiaries, their financial condition and operations, on November 18, 2011, the Bankruptcy Court entered an order exempting the Debtor from filing 2015.3(a) Reports with respect to its non-Debtor subsidiaries unless the Debtor obtains information relating to such subsidiaries in a form sufficient to satisfy the reporting requirements under Bankruptcy Rule 2015.3. [Docket No. 255]

E.	Exclusivity Motions

On November 16, 2011, the Debtor Filed its motion to extend the exclusive periods during which the Debtor may File a chapter 11 plan and solicit acceptances thereof [Docket No. 249] (the “Exclusivity Motion”). On December 19, 2011, the Bankruptcy Court entered an order granting the Exclusivity Motion and extending the exclusive Filing period through and including March 19, 2012 and the exclusive solicitation period through and including June 14, 2012 [Docket No. 285] (the “Exclusivity Order”). On February 16, 2012, the Debtor Filed a motion seeking to further extend the exclusive Filing period through and including June 18, 2012 and the exclusive solicitation period through and including September 12, 2012 [Docket No. 370] (the “Second Exclusivity Motion”). On March 21, 2012, the Bankruptcy Court entered an order granting the relief sought in the Second Exclusivity Motion [Docket No. 412].

F.	Insurance Stay Motion

As discussed above, certain actions were commenced against A. Carl Mudd and Sheldon B. Saidman, each of whom are independent directors of the Debtor. To defend the Shareholder Litigation, Messrs. Mudd and Saidman retained Fulbright & Jaworski, L.L.P. (“Fulbright”) as their counsel. Since its retention and prior to the Petition Date, Fulbright worked diligently on the defense of the Shareholder Litigation. As such, Fulbright incurred significant attorneys’ fees and costs prior to the Petition Date in the approximate amount of US$225,601.92 in connection with the defense of the Shareholder Litigation (collectively, the “Costs”). Subject to the terms of the terms and conditions of the directors and officers insurance policy (the “Policy”) issued by Zurich American Insurance Company (“Zurich”), the Debtor has sought coverage for the Costs under the Policy. However, payment of the Costs would reduce the Policy’s coverage. Due to the possibility that the automatic stay may prohibit Zurich from making payments under the Policy, Zurich required, as a condition to any payment, a Court order granting relief from the automatic stay permitting the payment of the Costs. Accordingly, on March 2, 2012, the Debtor Filed a motion for an order granting relief from automatic stay to authorize Zurich to pay Fulbright, as counsel to the Debtor’s independent directors, for certain costs incurred in connection with the defense of the Shareholder Litigation, pursuant to the terms and conditions of the Policy [Docket No. 389] (the “Insurance Stay Motion”). On March 21, 2012, the Bankruptcy Court entered an order granting the relief requested in the Insurance Stay Motion [Docket No. 413].

G.	The Shareholder Litigation

Since the Petition Date, the Debtor has Filed and served a Suggestion of Bankruptcy in the Shareholder Litigation informing the plaintiffs that their respective cases are stayed pursuant to section 362 of the Bankruptcy Code. On December 19, 2011, the Bankruptcy Court entered an order extending the time within which the Debtor mail notices of removal of the Shareholder Litigation to February 15, 2012 (the “Removal Deadline”). [Docket No. 286]. On February 15, 2012, the Bankruptcy Court further extended the Removal Deadline to May 15, 2012. [Docket No. 367].

H.	Postpetition Efforts to Secure and Recover the Debtor’s Assets and Control of the Debtor’s Subsidiaries

1.	Special Committee Investigation

The Special Committee continues to investigate the financial irregularities discovered prior to the Petition Date and the scope of the Debtor’s assets. The Debtor has been able to target the investigation based upon the information learned through documents obtained from the PRC Subsidiaries in March 2011, additional documents obtained through the Chapter 11 Case and additional information learned from certain former employees cooperating with the Debtor and its response to the SEC.

2.	Faith Bloom Bank Accounts

The CRO has obtained control of all three Faith Bloom bank accounts and is working to obtain control of three additional recently identified accounts. The CRO has begun receiving copies of the historical bank records showing transfers into and out of these accounts over the past few years.

Based upon disclosures to the Board by Mr. Chen, the former CEO, and Ms. Guo, the former CFO and COO and head of treasury, these bank accounts were supposed to contain approximately US$73 million as of December 31, 2010. However, when the Debtor obtained control of the accounts, they contained approximately $50,000 in the aggregate. The CRO and the Debtor are attempting to trace the flow of funds in these accounts.

3.	Efforts to Gain Access to the Bank Records of the PRC Subsidiaries.

(a)	Bank Account Discovery Motion

The Debtor believes that, prior to the Petition Date, the PRC Subsidiaries had accounts (including, without limitation, any open or closed accounts at each of the Banks, the “Bank Accounts”) at the following banks (collectively, the “Banks”): (i) the Bank of China; (ii) the Industrial and Commercial Bank of China; (iii) the Bank of Communications; and (iv) the Agricultural Bank of China. Each of the Banks maintain a representative office or branch location within the United States. After inquiry by the Debtor, none of the Banks agreed to provide information about the Bank Accounts to the Debtor. On October 7, 2011, the Debtor Filed a motion seeking entry of an order (a) compelling the production of any and all documents, records, account statements, communications and other information relating to the Bank Accounts and (b) authorizing the Debtor to examine a representative from each of the Banks to obtain information with respect to the Bank Accounts, including, without limitation, the amount of cash on deposit in the Bank Accounts and the monies transferred to and from the Bank Accounts [Docket No. 157] (the “Bank Accounts Discovery Motion”).

As set forth in the Bank Accounts Discovery Motion, the Debtor needs information relating to the Bank Accounts because the Debtor’s equity in Faith Bloom and the PRC Subsidiaries is one of its principal assets, and the value of these subsidiaries is one of the potential sources of recovery for the Holders of Claims. As such, the Debtor must have complete financial information regarding the subsidiaries, including the flow of cash into and out of the subsidiaries, to assess their financial condition. Furthermore, as discussed above, the Special Committee has determined that the Debtor’s financial records may have been falsified in whole or in part and that serious issues remain unanswered regarding the financial condition of the Debtor and its overall financial operations. Accordingly, access to Bank Accounts’ records would help the Debtor obtain a more complete understanding of the financial affairs and cash position of the Debtor and its affiliates.

On October 17, 2011, the Banks filed an objection to the Bank Accounts Discovery Motion. The Banks alleged, inter alia, that (a) any subpoenas would have to be issued by a court located in the Southern District of New York, not the District of Nevada, (b) the Debtor would ultimately not be able to obtain any information relating to the Bank Accounts by means of motion practice, (c) the Banks are prohibited from disclosing information regarding the Bank Accounts, (d) there are other appropriate methods to obtain the requested discovery.

By agreement with the Banks, on November 16, 2011, the Bankruptcy Court entered an order authorizing the Debtor to conduct Rule 2004 examinations of, and to serve subpoenas upon, the Banks, subject to the Banks’ right to raise any objection to the examinations or the subpoenas. [Docket No. 246].

On November 18, 2011 and November 21, 2011, the Debtor served subpoenas upon the Banks. On December 2, 2011, the Banks served their objections to the subpoenas upon the Debtor. Thereafter, Debtor engaged in a series of communications with the Banks. The Debtor agreed to (a) limit the subpoenas solely to account information for the specific PRC Subsidiaries and (b) provide information confirming that its representatives were authorized and approved by the Bankruptcy Court, that the representatives of Faith Bloom were duly elected and authorized to act, and that the duly authorized and elected representatives of the PRC Subsidiaries consented to the production of information. The Debtor also provided the Banks with form consents whereby the PRC Subsidiaries agreed to the production of information and waived any rights under the Chinese secrecy laws that might otherwise restrict the Banks from producing information. However, the Banks nevertheless refused to produce information relating to the Bank Accounts.

(b)	Motion to Compel Enforcement of the Subpoenas

On March 26, 2012, the Debtor filed the Motion to Compel Compliance with Rule 2004 Subpoenas in the United States Bankruptcy Court for the Southern District of New York, Case No. 12-000403 (the “Motion to Compel”) [Docket No. 1-1]. As set forth in the Memorandum in Support of Debtor’s Motion to Compel Compliance with Rule 2004 Subpoenas [Docket No. 1], the Debtor has argued that: (a) the Banks have no legal argument for refusing to comply with the subpoenas, (b) the Banks control the information that the Debtor is seeking and therefore must produce it and (c) that Chinese law is no impediment to requiring the production of information.

A hearing relating to the Motion to Compel is scheduled to take place on May 22, 2012 at 2:00 p.m. (Eastern Standard Time) before Hon. Shelley Chapman in Courtroom 610.

4.	The HB&M Discovery Motion

On January 4, 2012, the Bankruptcy Court entered an order authorizing the Debtor to conduct Rule 2004 examination of Hansen Barnett & Maxell, P.C. (“HB&M”), the Debtor’s prior accountants [Docket No. 325]. HB&M has responded to this subpoena and provided documents to the Debtor.

5.	Third-Party Litigation

The Debtor continues to work with the Special Committee and the Committee in identifying potential third-party targets for recovery of funds.

I.	SEC Investigation

On August 11, 2011, the Securities and Exchange Commission (the “SEC”) initiated a regulatory proceeding titled, In re Shengdatech, Inc. (LA-3397). The formal order (the “Order”) raised potential violations of the Securities Act and Exchange Act by the Debtor (including its officers, directors, employees and agents) arising from, among other things, allegedly false statements in its financial results as set forth in its Forms 10-K and 10-Q and press releases for its fiscal years 2009 and 2010. Pursuant to the Order, on August 22, 2011, the SEC enforcement staff served the Debtor with a subpoena for documents (the “Subpoena”). The Subpoena is broad and requests the production of a myriad of documents relating to the Debtor’s finances, taxes, bank accounts, sales, financial statements, internal auditing, and professional services rendered in connection therewith, as well as the hiring, firing and compensation of the Debtor’s officers and directors. The Debtor is and has been committed to cooperating with the SEC enforcement staff.

To date, the Debtor has made substantial progress in responding to and exchanging information with the SEC enforcement staff. Specifically, the Debtor has collected over 200,000 files from the computers of over 20 employees of the Debtor and its subsidiaries, officers and directors, as well as from a dozen department-specific computers. The Debtor has also interviewed over 30 current and former employees, officers, directors and professional providers of the Debtor and its subsidiaries in an attempt to obtain potentially useful and responsive information. This includes meeting with current and former representative of the PRC Subsidiaries. The Debtor has negotiated and applied search terms approved by the SEC enforcement staff to the collected documents in reviewing files for production in response to the Subpoena, and has created privilege logs to identify the Debtor’s records that are being withheld on the grounds of privilege. To date, the Company has produced over 135,000 pages of responsive documents to the SEC and reviewed tens if not hundreds of thousands more.

On February 15, 2012, the SEC filed a proof of claim against the Debtor. As set forth therein, the SEC provided that it (a) has been conducting an investigation into certain pre-bankruptcy transactions and practices involving the Debtor and (b) may file a civil action against the Debtor in an appropriate forum based on possible violations of federal securities laws. The SEC also provided that such an action may result in a judgment against the Debtor, which may include penalties, disgorgement and prejudgment interest. The SEC stated that it filed the proof of claim to preserve any relief to which it may be entitled should such a judgment be obtained against the Debtor.

Prior to the Order, on March 9, 2012, the Debtor was served with a subpoena compelling Messrs. Mudd and Saidman to testify under oath on May 8 and 9, 2012 respectively.

J.	Committee Letter

The Committee commenced an investigation into its claims against Mr. Chen, Zhang, Guo, Andrew Chen, A. Carl Mudd and Sheldon B. Saidman (collectively, the “Named Parties”) arising out of their activities as directors and/or officers of the Debtor. On March 6, 2012, the Committee submitted a letter demanding monetary damages from each of Named Parties (the “Committee Demand Letter”). The Committee stated that it has become aware of material financial irregularities at the Debtor that took place in the years immediately preceding the Petition Date, but only came to light shortly before the Petition Date. The Committee alleged that the Debtor became insolvent and was forced to file for relief under chapter 11 of the Bankruptcy Code due to the financial irregularities discussed above. The Committee further alleged that the direct and proximate consequence of the financial irregularities at the Debtor was that the members of the Committee suffered losses totaling in excess of approximately US$150 million (exclusive of interest and other available damages). Accordingly, the Committee demanded that the Named Parties compensate the members of the Committee, in full, for the losses such members suffered.

K.	The Bar Dates

On August 24, 2011, the Debtor served that certain Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors, & Deadlines [Docket No. 12] (the “Initial Notice”), which was generated by the Clerk of the Bankruptcy Court, upon all of its known creditors and interest holders, including, without limitation, its current and former directors and officers, trade creditors, Noteholders, prepetition equity holders and the plaintiffs in certain suits against the Debtor. The Initial Notice provides that, among other things, (a) the deadline for all creditors (except a governmental unit) to file a proof of claim is 90 days after the date first set for the meeting of creditors, which is Monday, December 19, 2011 (the “General Bar Date”),8 and (b) the deadline for a governmental unit to file a proof of claim is 180 days after the order for relief was entered, which is Wednesday, February 15, 2012 (the “Governmental Unit Bar Date,” and together with the General Bar Date, the “Bar Dates”).

To provide additional notice of the Bar Dates, the Debtor filed a motion seeking approval of the form and manner of notice by publication of the Bar Dates [Docket No. 220] (the “Publication Motion”). On November 16, 2011, the Bankruptcy Court entered an order granting the relief sought in the Publication Motion [Docket No. 245] (the “Publication Order”). The Debtor caused the notice of the Bar Dates to be published in the global edition of the Wall Street Journal pursuant to the Publication Order on November 16, 2011 [Docket No. 274].

L.	Stipulation Regarding General Unsecured Claims.

On December 19, 2011, the Debtor and the Committee entered into a stipulation (the “Stipulation”) whereby the Noteholders with claims arising under securities or other law related to the offer, sale and purchase of the Notes (the “Noteholder Claims”) will have their claims be deemed (a) timely filed and (b) provisionally allowed against the Debtor’s estate pursuant to sections 501 and 502 of the Bankruptcy Code without any further need for the filing of proofs of claim by individual holders of the Noteholder Claims. [Docket No. 283].

V.   SUMMARY OF THE PLAN OF REORGANIZATION

The following sections summarize the salient provisions of the Plan. This summary refers to, and is qualified in its entirety by, reference to the Plan, a copy of which is attached hereto as Exhibit A. THE TERMS OF THE PLAN WILL GOVERN IN THE EVENT ANY INCONSISTENCY ARISES BETWEEN THIS SUMMARY AND THE PLAN.

8 The ninetieth (90th) day was Saturday, December 17, 2011, but pursuant to Bankruptcy Rule 9006(a)(1)(C), the deadline was extended to the following business day, which was Monday, December 19, 2011.

Parties are encouraged to review the Plan in its entirety for a full understanding of its provisions and its impact on Creditors and Holders of Equity Interests.

The Court has not yet confirmed the Plan described in this Disclosure Statement. In other words, the terms of the Plan do not yet bind any person or entity. HOWEVER, IF THE BANKRUPTCY COURT CONFIRMS THE PLAN AND THE PLAN BECOMES EFFECTIVE, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS OR INTERESTS.

A.	Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its interest holders, or to conduct an orderly reorganization to maximize asset recoveries. The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 case. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor’s assets. A plan generally sets forth the means for satisfying claims against and interests in the debtor. Confirmation of a plan by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of, or holder of equity in, the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan.

After a plan of reorganization has been filed in a chapter 11 case, certain holders of claims against or equity interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed decision whether to accept or reject the plan. The Debtor is submitting this Disclosure Statement to Holders of Allowed Claims against or Allowed Equity Interests in the Debtor in order to satisfy the requirements of section 1125 of the Bankruptcy Code.

B.	Plan Objectives

The primary objectives of the Plan are to: (i) maximize the value of the ultimate recovery to all Creditors and Holders of Equity Interests on a fair and equitable basis, compared to the value they would receive if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code; and (ii) settle, compromise or otherwise dispose of certain Claims and Equity Interests on terms believed to be fair, reasonable and in the best interests of the Debtor, the Debtor’s Creditors and its Holders of Equity Interests. The Debtor believes that through the Plan, Holders of Allowed Claims and Allowed Equity Interests will obtain a recovery at least equal to, if not better than, any recovery they would receive if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

C.	Overall Structure of the Plan

The Plan provides for the treatment of Claims against and Equity Interests in the Debtor. The Plan provides for the wind-down of the Debtor’s affairs and the Distribution of the Debtor’s remaining assets to Creditors. The Plan establishes, among other things, a Liquidating Trust that will, inter alia, pursue the PRC litigation, hold and ultimately sell the Faith Bloom’s shares, prosecute certain Causes of Action, pursue any objections to Claims, execute the provisions governing Distributions to Holders of Allowed Claims or Allowed Equity Interests and facilitate the process for resolving Disputed Claims Filed against the Debtor.

The Debtor believes that the Plan provides the best, most cost-effective and most prompt possible recovery to Holders of Claims or Equity Interests. Under the Plan, Claims against and Equity Interests in the Debtor are divided into different Classes. Under the Bankruptcy Code, “claims” and “equity interests” are classified rather than “creditors” and “shareholders” because such entities may hold claims or equity interests in more than one class. If the Plan is confirmed by the Bankruptcy Court and consummated, then on the Effective Date or within the time periods set forth in the Plan, the Debtor and/or the Liquidating Trustee to be appointed at the Confirmation Hearing shall make Distributions in respect of certain Classes of Claims or Equity Interests as provided for in the Plan. The Classes of Claims against and Equity Interests in the Debtor created under the Plan, the treatment of those Classes under the Plan and Distributions to be made under the Plan are described below.

D.	Classification and Allowance of Claims and Equity Interests Generally

Section 1123 of the Bankruptcy Code provides that, except for administrative expense claims and priority tax claims, a plan of reorganization must categorize claims against and equity interests in a debtor into individual classes. Although the Bankruptcy Code gives a debtor significant flexibility in classifying claims and interests, section 1122 of the Bankruptcy Code dictates that a plan of reorganization may only place a claim or an equity interest into a class containing claims or equity interests that are substantially similar.

The Plan creates several “Classes” of Claims and Equity Interests. These Classes take into account the differing nature and priority of Claims against and Equity Interests in the Debtor. Administrative Claims and Priority Tax Claims are not classified for purposes of voting or receiving Distributions under the Plan, but are treated separately as unclassified Claims.

A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

The Plan provides specific treatment for each Class of Claims or Equity Interests. Only Holders of Allowed Claims or Allowed Equity Interests are entitled to vote on and receive Distributions under the Plan.

Unless otherwise provided in the Plan or the Confirmation Order, the treatment of any Claim or Equity Interest under the Plan will be in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim or Equity Interest.

The categories of Claims and Equity Interests and their treatment listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and Distribution pursuant to the Plan, except as otherwise provided herein or in the Plan, and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

E.	Treatment of Unclassified Claims Under the Plan

Unclassified Claims are Unimpaired by the Plan. The following are the unclassified Claims: Administrative Claims and Priority Tax Claims.

1.	Administrative Claims

Administrative Claims are Claims for costs and expenses of administration of the Chapter 11 Case Allowed under sections 503(b), 507(b) or, if applicable, 1114(e)(2) of the Bankruptcy Code, including but not limited to: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (including, but not limited to, wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims by Governmental Units for taxes (including Claims related to taxes which accrued after the Petition Date, but excluding Claims related to taxes which accrued on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331, 363 or 503(b) of the Bankruptcy Code to the extent incurred on or prior to the Effective Date; (c) all fees and charges assessed against the Debtor’s’ Estate under section 1930, chapter 123 of title 28 of the United States Code; (d) claims based on section 503(b)(9) of the Bankruptcy Code and (e) any Claims that have been designated “Administrative Claims” by order of this Court.

The Bankruptcy Code does not require that administrative expense claims be classified under a plan. It does require, however, that allowed administrative expense claims be paid in full in cash in order for a plan to be confirmed, unless the holder of such claim consents to different treatment.

Treatment: Within the time period provided in Article VII of the Plan, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim: (a) cash equal to the amount of such Allowed Administrative Claim; or (b) such other treatment as agreed to by the Holder of such Allowed Administrative Claim.

(a)	Bar Date for Administrative Claims

Holders of Administrative Claims, other than Professional Fee Claims, shall file with the Voting Agent and serve on the Liquidating Trustee requests for payment, in writing, together with supporting documents, substantially complying with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, so as to actually be received on or before the Administrative Claim Bar Date. Any such Claim not filed by the Administrative Claim Bar Date shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Administrative Claim Bar Date and shall constitute notice of such Bar Date. The Liquidating Trustee shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claim Bar Date to review and object to such Administrative Claims.

(b)	Bar Date for Applications for Professional Fees

Professional Fee Claims are Administrative Claims and all applications for allowance and payment of Professional Fee Claims shall be Filed with the Bankruptcy Court on or before the Professional Fee Bar Date. If an application for a Professional Fee Claim is not Filed by the Professional Fee Bar Date, such Professional Fee Claim shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Professional Fee Bar Date and shall constitute notice of such Professional Fee Bar Date

2.	U.S. Trustee Fees

All fees payable on or before the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Debtor on or before the Effective Date. From and after the Effective Date, the Liquidating Trust shall be liable and shall pay the fees assessed against the Debtor’s Estate until such time as the Chapter 11 Case is closed, dismissed or converted.

3.	Priority Tax Claims

A Priority Tax Claims is a Claim or a portion of a Claim for which priority is asserted under section 507(a)(8) of the Bankruptcy Code.

The taxes entitled to priority are: (a) taxes on income or gross receipts that meet the requirements of section 507(a)(8)(A); (b) property taxes meeting the requirements of section 507(a)(8)(B); (c) taxes that were required to be collected or withheld by the Debtor and for which the Debtor are liable in any capacity as described in section 507(a)(8)(C); (d) employment taxes on wages, salaries, or commissions that are entitled to priority pursuant to section 507(a)(4), to the extent such taxes also meet the requirements of section 507(a)(8)(D); (e) excise taxes of the kind specified in section 507(a)(8)(E); (f) customs duties arising out of the importation of merchandise that meet the requirements of section 507(a)(8)(F); and (g) prepetition penalties relating to any of the foregoing taxes to the extent such penalties are in compensation for actual pecuniary loss as provided in section 507(a)(8)(G).

The Bankruptcy Code does not require that Priority Tax Claims be classified under a plan. It does require, however, that such claims receive the treatment described below in order for a plan to be confirmed unless the holder of such claims consents to different treatment.

Treatment: Each Holder of an Allowed Priority Tax Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim: cash equal to the amount of such Allowed Priority Tax Claim; (i) on the later of the Effective Date or the date on which such Claim becomes Allowed, (ii) if after the Effective Date, then over a period not to exceed five (5) years from the Petition Date, together with interest at the rate required by the Bankruptcy Code, or (iii) such other treatment as agreed to by the Holder of such Allowed Priority Tax Claim.

F.	Treatment of Classified Claims and Equity Interests Under the Plan

The treatment of Claims against and Equity Interests in the Debtor is set forth in detail in Article IV of the Plan. For purposes of brevity and convenience, the classification of Claims and Equity Interests and a summary of the treatment of such Claims and Equity Interests is provided below.

Unless the Holder of an Allowed Claim or Allowed Equity Interest and the Debtor, or the Liquidating Trustee, as applicable, agree to a different treatment, each Holder of an Allowed Claim or Allowed Equity Interest shall receive the following treatment in accordance with Article IV of the Plan:

1.	Class 1: Other Priority Claims

Classification: Class 1 shall consist of Other Priority Claims against the Debtor. Class 1 Claims are Unimpaired by the Plan and the Holders of Allowed Class 1 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

Treatment: Within the time period provided in Article VII of the Plan, each Holder of an Allowed Class 1 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 1 Claim: (a) cash equal to the amount of such Allowed Class 1 Claim; or (b) such other treatment as agreed to by the Holder of such Allowed Class 1 Claim.

Voting: Not entitled to vote. Deemed to accept the Plan.

2.	Class 2: Secured Claims

Classification: Class 2 shall consist of the Allowed Secured Claims against the Debtor. Class 2 Claims are Unimpaired by the Plan and the Holders of Allowed Class 2 Claims are not entitled to vote on the Plan.

Treatment: Within the time period provided in Article VII of the Plan, each Holder of an Allowed Class 2 Claim shall receive in full and final satisfaction settlement, and release of and in exchange for such Allowed Class 2 Claim: (a) one of the treatments specified in section 1124 of the Bankruptcy Code; or (b) such other treatment as agreed to by the Holder of such Allowed Class 2 Claim.

Voting: Not entitled to vote. Deemed to accept the Plan.

3.	Class 3: General Unsecured Claims

Classification: Class 3 shall consist of all Allowed General Unsecured Claims. Class 3 Claims are Impaired by the Plan and the Holders of Allowed Class 3 Claims are entitled to vote on the Plan.

Treatment: Each Holder of an Allowed Class 3 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 3 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims and any expenses of the Liquidating Trust.

Voting: Entitled to vote.

 .

4.          Class 4: Noteholders’ Securities Claims

Classification: Class 4 shall consist of all Allowed Noteholders’ Securities Claims. Class 4 Claims are Impaired by the Plan and the Holders of Allowed Class 4 Claims are entitled to vote on the Plan.

Treatment: Each Holder of an Allowed Class 4 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 4 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and any expenses of the Liquidating Trust, provided, however, that no distributions shall be made on account of any Allowed Class 4 Claim that is duplicative of an Allowed Class 3 Claim.

Voting: Entitled to vote.

5.          Class 5: Shareholders’ Securities Claims

Classification: Class 5 shall consist of all Allowed Shareholders’ Securities Claims. Class 5 Claims are Impaired by the Plan and the Holders of Allowed Class 5 Claims are entitled to vote on the Plan.

Treatment: Each Holder of an Allowed Class 5 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 5 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims and any expenses of the Liquidating Trust and shall be treated pari passu with Allowed Class 6 Equity Interests.

Voting: Entitled to vote.

6.          Class 6: Equity Interests

Classification: Class 6 shall consist of all Equity Interests. Holders of Class 6 Equity Interests are Impaired and the Holders of Class 6 Equity Interests are entitled to vote on the Plan.

Treatment: Each Holder of an Allowed Class 6 Equity Interest shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 6 Equity Interest its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims and any expenses of the Liquidating Trust shall be treated pari passu with Allowed Class 5 Claims, provided however, that on the Effective Date, all Class 6 Equity Interests shall be deemed canceled, extinguished and discharged and of no further force or effect and, in lieu thereof, such Holders of Class 6 Equity Interests shall receive beneficial interests in the Liquidating Trust. To the extent the Liquidating Trustee believes there is a reasonable probability that there will be assets available for distribution on account of Allowed Class 6 Equity Interests, the Liquidating Trustee may, in his sole discretion, set a deadline for the filing of proofs of Interest.

Voting: Entitled to vote.

G.           Miscellaneous Provisions

1.          Reservation of Rights Regarding Claims and Equity Interests

Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtor’s rights and defenses, both legal and equitable, with respect to any Claims or Equity Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

2.          Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtor reserves the right to request Confirmation of the Plan, as it may be modified from time to time, pursuant to section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement or any schedule or exhibit, including amending or modifying as necessary to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

3.          Controversy Concerning Impairment

If a controversy arises as to whether any Claim or Equity Interest is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

H.           Means of Implementing the Plan

1.          Funding of Plan

The Plan will be funded by the cash held by the Debtor as of the Effective Date, and thereafter by the proceeds of the Liquidating Trust Assets. The Liquidating Trustee will have the ability to take out loans, including from Creditors, and to accept investments, including from Creditors, and may agree to repay such Creditors with, inter alia, interest, fees, success fees, bonuses, and/or additional percentage recoveries. The Liquidating Trustee will have the authority to negotiate such arrangements and enter into them with the approval of the majority of the Liquidating Trust Advisory Board. The cash, proceeds of the Liquidating Trust Assets and the proceeds of any loans or other arrangements will be used to fund the Liquidating Trust’s recovery efforts, including (i) funding litigation in the PRC, (ii) funding expenses incurred by Faith Bloom subject to the terms of the intercompany note between the Debtor and Faith Bloom, (iii) funding the operations of the PRC Subsidiaries should the Liquidating Trust ultimately gain control of such subsidiaries, (iv) funding the administration of the Liquidating Trust and Distributions under the Plan and (v) purchasing insurance. The Liquidating Trustee will also have the authority to pledge assets to secure loans or investments, as necessary, to fund the Liquidating Trust’s recovery efforts.

2.          Liquidating Trust

(a)	Appointment of the Liquidating Trustee

The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date.

In accordance with the Liquidating Trust Agreement, the Liquidating Trustee shall serve in such capacity through the earlier of (i) the date that the Liquidating Trust is dissolved in accordance with Article 6.2(j) of the Plan and (ii) the date such Liquidating Trustee resigns, is terminated or is otherwise unable to serve, provided, however, that, in the event that the Liquidating Trustee resigns, is terminated or is unable to serve, then the Court, upon the motion of any party-in-interest, shall approve a successor to serve as the Liquidating Trustee, and such successor Liquidating Trustee shall serve in such capacity until the Liquidating Trust is dissolved.

(b)	Liquidating Trust Advisory Board

As of the Effective Date, the Liquidating Trust Advisory Board shall be appointed to consult with the Liquidating Trustee from time to time on various matters as set forth in the Liquidating Trust Agreement. The initial Liquidating Trust Advisory Board shall be comprised of no less than three (3) members and no more than seven (7) members each of whom shall be appointed by the Committee. The initial members of the Liquidating Trust Advisory Board shall be designated in the Plan Supplement. In the event that a member of the Liquidating Trust Advisory Board resigns, the remaining members of the Liquidating Trust Advisory Board shall appoint a new member and if no members of the Liquidating Trust Advisory Board remain, the Liquidating Trustee shall appoint new members to the Liquidating Trust Advisory Board. The Liquidating Trust Advisory Board shall have the rights and powers set forth in the Liquidating Trust Agreement. In the event the Liquidating Trust Advisory Board is not formed and continuing to exist under the Liquidating Trust Agreement, all references therein to required approval or action of such Liquidating Trust Advisory Board shall be of no force and effect. In performance of their duties under the Liquidating Trust Agreement, members of the Liquidating Trust Advisory Board shall be entitled to receive reasonable compensation in connection with his or her duties, payable quarterly, without further order of the Bankruptcy Court, in a reasonable amount that the Liquidating Trust Advisory Board may deem appropriate, plus reimbursement of reasonable out-of-pocket expenses, which expenses shall be subject to the Liquidating Trustee’s review. Such compensation and expenses shall be paid from the Liquidating Trust Expense Reserve.

(c)	Establishment of a Liquidating Trust

On the Effective Date, the Debtor and the Liquidating Trustee shall execute the Liquidating Trust Agreement and shall have established the Liquidating Trust pursuant to the Plan. In the event of any conflict between the terms of Article 6.2 of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall control.

(d)	Liquidating Trust Assets

Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Liquidating Trust Assets become available, the Debtor shall be deemed to have automatically transferred to the Liquidating Trust all of their right, title, and interest in and to all of the Liquidating Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically vest in the Liquidating Trust free and clear of all Claims and liens, subject only to the Allowed Claims or Allowed Equity Interests of the Liquidating Trust Beneficiaries as set forth in the Plan and the expenses of the Liquidating Trust as set forth in the Plan and in the Liquidating Trust Agreement. Thereupon, the Debtor shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust.

In connection with any Causes of Action that are included in the Liquidating Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications thereto (whether written or oral) shall also exist for the benefit of the Liquidating Trust and shall vest in the Liquidating Trustee and its representatives, and shall also be preserved for and as to the Debtor. The Liquidating Trustee is authorized to take all necessary actions to benefit from such privileges and the Debtor’s Professionals shall reasonably cooperate with the Liquidating Trustee in producing any documents subject to any such privilege.

(e)	Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor in-Interest

The Liquidating Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to cash the Liquidating Trust Assets, including the Causes of Action, make timely distributions to the Liquidating Trust Beneficiaries and not unduly prolong its duration. The Liquidating Trust shall not be deemed a successor-in-interest of the Debtor for any purpose other than as specifically set forth in the Plan or in the Liquidating Trust Agreement.

The Liquidating Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets by the Debtor to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtor to the Holders of Allowed Claims or Allowed Equity Interests of Liquidating Trust Beneficiaries entitled to distributions from the Liquidating Trust Assets, followed by a transfer by such Holders to the Liquidating Trust. Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

As soon as reasonably practicable after the Effective Date, the Liquidating Trustee (to the extent that the Liquidating Trustee deems it necessary or appropriate in his or her sole discretion) shall value the Liquidating Trust Assets based on the good faith determination of the value of such Liquidating Trust Assets. The valuation shall be used consistently by all parties (including the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidating Trust Assets.

The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets transferred to the Liquidating Trust, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to invest such Liquidating Trust Assets (pending distributions in accordance with the Plan) as set forth in the Plan and in the Liquidating Trust Agreement; provided, however, the Liquidating Trust’s right and power to make such investments shall be limited to the power to invest in demand and time deposits in banks or savings institutions, or temporary investments such as short term certificates of deposit or Treasury bills or other investments that a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations or any modification in the IRS guidelines.

(f)	Responsibilities of Liquidating Trustee; Litigation

The responsibilities of the Liquidating Trustee shall include, but shall not be limited to, and shall be subject to approval by the Liquidating Trust Advisory Board as necessary:

1.	selling or liquidating the Liquidating Trust Assets, subject to Article 6.3 of the Plan;

2.	making Distributions as contemplated under the Plan;

3.	conducting an analysis of Administrative Claims, Priority Tax Claims, Other Priority Claims, Secured Claims, General Unsecured Claims, Noteholders’ Securities Claims, Shareholders’ Securities Claims and Equity Interests, and prosecuting objections thereto or settling or otherwise compromising such Claims if necessary and appropriate;

4.	entering into loans, including from Creditors and accepting investments, including from Creditors, to fund recovery efforts

5.	funding (i) Faith Bloom in furtherance of the efforts of Faith Bloom in the PRC to gain control of the PRC Subsidiaries and (ii) the PRC Subsidiaries once Faith Bloom gains control thereof;

6.	pledging the assets of the Debtor, Faith Bloom and/or the PRC Subsidiaries to secure loans or back guaranty obligations in connection with the ongoing litigation in the PRC;

7.	purchasing insurance policies;

8	negotiating buybacks, settlements, liquidations, compromises or other resolutions of the D&O Policies, the proceeds of which may become Liquidating Trust Assets, subject to Article 6.3 of the Plan;

9.	filing appropriate tax returns in the exercise of his fiduciary obligations;

10.	retaining such professionals as are necessary and appropriate in furtherance of his fiduciary obligations;

11.	taking such actions as are necessary to pursue, prosecute, resolve or compromise, as appropriate, all Causes of Action; and

12.	taking such actions as are necessary and reasonable to carry out the purposes of the Liquidating Trust.

(g)	Expenses of Liquidating Trustee

Fees and expenses incurred by the Liquidating Trustee, including fees and expenses of the Liquidating Trustee’s professionals, shall be paid from the Liquidating Trust Expense Reserve in accordance with Article VII of the Plan.

(h)	Bonding of Liquidating Trustee

The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in his sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(i)	Fiduciary Duties of the Liquidating Trustee

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee shall act in a fiduciary capacity on behalf of the interests of all Holders of Claims and Equity Interests that will receive Distributions pursuant to the terms of the Plan.

(j)	Dissolution of the Liquidating Trust

The Liquidating Trust shall be dissolved as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party-in interest, may extend the term of the Liquidating Trust for a finite period, if such an extension is necessary to liquidate of the Liquidating Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the Liquidating Trustee receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

After (a) the final Distribution of the Reserves and the balance of the assets or proceeds of the Liquidating Trust pursuant to the Plan, and (b) the Filing by or on behalf of the Liquidating Trust of a certification of dissolution with the Bankruptcy Court, the Liquidating Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions.

(k)	Liability, Indemnification of the Liquidating Trust Protected Parties

The Liquidating Trust Protected Parties shall not be liable for any act or omission of any other member, designee, agent, or representative of such Liquidating Trust Protected Parties, nor shall such Liquidating Trust Protected Parties be liable for any act or omission taken or not taken in their capacity as Liquidating Trust Protected Parties other than for specific acts or omissions resulting primarily and directly from such Liquidating Trust Protected Parties’ willful misconduct, gross negligence or fraud to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal). The Liquidating Trustee may, in connection with the performance of his functions, and in his sole and absolute discretion, consult with his attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such entities, regardless of whether such advice or opinions are provided in writing. Notwithstanding such authority, the Liquidating Trustee shall not be under any obligation to consult with his attorneys, accountants, financial advisors, and agents, and his determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or the Liquidating Trust Protected Parties, unless such determination is based on willful misconduct, gross negligence, or fraud. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trust Protected Parties from and against and in respect of all liabilities, losses, damages, claims, costs, and expenses (including, without limitation, reasonable attorney’s fees, disbursements, and related expenses, including employees of A&M at their then currently hourly billing rates), which such Liquidating Trust Protected Parties may incur or to which such Liquidating Trust Protected Parties may become subject to in connection with any action, suit, proceeding, or investigation brought by or threatened against such Liquidating Trust Protected Parties arising out of or due to their acts or omissions or consequences of such acts or omissions, with respect to the implementation or administration of the Liquidating Trust or the Plan or the discharge of their duties hereunder; provided, however, that no such indemnification will be made to such Liquidating Trust Protected Parties for actions or omissions as a result of their willful misconduct, gross negligence, or fraud.

(l)	Full and Final Satisfaction against Liquidating Trust

On and after the Effective Date, the Liquidating Trust shall have no liability on account of any Claims or Equity Interests except as set forth in the Plan and in the Liquidating Trust Agreement. All payments and all Distributions made by the Liquidating Trustee under the Plan shall be in full and final satisfaction, settlement, and release of and in exchange for all Claims or Equity Interests against the Liquidating Trust.

3.          Resolution of D&O Policies

Notwithstanding the ability of the Liquidating Trustee to negotiate the buyback, settlement, compromise or other resolution of any D&O Policies set forth in Article 6.2(f)(8) of the Plan, in order for the Liquidating Trust to buyback, settle, liquidate or otherwise resolve the D&O Policies, the Liquidating Trust must have the written consent of A. Carl Mudd and Sheldon B. Saidman, which shall not be unreasonably withheld, as to any buyback, settlement, liquidation, compromise or other resolution of the D&O Policies or must be authorized to buyback, settle, liquidate, compromise or otherwise resolve the D&O Policies pursuant to a court order which shall provide for the use of such funds received from the buyback, settlement, liquidation, compromise or other resolution of the D&O Policies.

4.          Cancellation of Instruments and Stock

On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtor, except such instruments that are authorized or issued under the Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all Equity Interests, and any and all warrants, options, rights, or Equity Interests with respect to Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed canceled and extinguished without any further action of any party. The Holders of or parties to the canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that notwithstanding the provisions of the Plan or the occurrence of the Effective Date, the provisions of the Indentures shall continue in effect to allow the Indenture Trustee to (i) implement and assist the Liquidating Trustee with respect to making Distributions under the Plan and (ii) preserve its charging lien against such Distributions. Notwithstanding the foregoing, it is the intention of the Liquidating Trustee to make Distributions directly to Noteholders, in accordance with Article VIII of the Plan, and not to the Indenture Trustee.

5.          Operating Reports

Prior to the Effective Date, the Debtor shall timely File all reports, including without limitation, monthly operating reports required by the Bankruptcy Court, Bankruptcy Code, Bankruptcy Rules, or the Office of the United States Trustee. On or after the Effective Date and until entry of an order closing or converting the Chapter 11 Case, the Liquidating Trustee shall timely File quarterly reports with the Office of the United States Trustee. Unless otherwise specified in the Plan, the Liquidating Trustee and Liquidating Trust shall have no other reporting obligations on or after the Effective Date.

6.          Post-Confirmation Professional Fees and Expenses

Professionals that perform post-Effective Date services for the Liquidating Trustee shall provide monthly invoices to the Liquidating Trustee describing the services rendered, and the fees and expenses incurred in connection therewith, on or before the thirtieth (30th) day following the end of the calendar month during which such services were performed. Such post-Effective Date professionals of the Liquidating Trustee who timely tender such invoices shall be paid by the Liquidating Trustee for such services, subject to Article VII of the Plan, not less than ten (10) days after the submission to the Liquidating Trustee by such professionals of said monthly invoices, unless, within such ten (10) day period, a written objection to such payment is made by the Liquidating Trustee. To the extent a written objection to such professional’s monthly invoice cannot be resolved by the professional and the Liquidating Trustee, payment of such invoice shall be made only upon Final Order of the Bankruptcy Court.

7.          Disposition of Books and Records

After the Effective Date, the Debtor shall transfer all of the Debtor’s books and records in its possession, if any, relating to the conduct of the Debtor’s business prior to the Effective Date to the Liquidating Trustee. The Liquidating Trustee shall have the right to request transfer of any of the Debtor’s books and records held by third parties, which request shall be reasonable. The Liquidating Trustee shall compensate such third parties for the costs associated with responding to such requests. From and after the Effective Date, the Liquidating Trustee shall continue to preserve and maintain all documents and electronic data transferred to the Liquidating Trustee by the Debtor and the Liquidating Trustee shall not destroy or otherwise abandon any such documents and records (in electronic or paper format) absent further order of the Court after a hearing upon thirty (30) days notice to parties-in-interest, including the Independent Directors. The Independent Directors shall be given access to the Debtor’s books and records, upon reasonable request to the Liquidating Trustee.

8.          Corporate Action

On the Effective Date, all matters expressly provided for under the Plan that would otherwise require approval of the shareholders or directors of the Debtor, including but not limited to, the dissolution or merger of the Debtor, shall be deemed to have occurred and shall be in effect upon the Effective Date pursuant to the applicable general corporation law of the state of Nevada without any requirement of action by the shareholders or directors of the Debtor.

9.          Dissolution of Debtor

Upon the Effective Date, (i) the Debtor’s officers and directors shall be deemed to have resigned from such positions, (ii) Faith Bloom’s directors shall be deemed to have resigned from such positions and (iii) A. Carl Mudd and Sheldon B. Saidman shall be deemed to have resigned from any and all positions held with the Debtor, Faith Bloom and the PRC Subsidiaries, including their positions as members of the Boards of the Debtor and Faith Bloom, Independent Directors, members of the Special Committee, and representatives authorized to act on behalf of the Debtor pursuant to Section 78.622 of the Nevada Corporation Act; provided, however, that they shall not be entitled to any severance payments in connection with such resignations. Following the Effective Date, the Liquidating Trustee, in his discretion, may dissolve the Debtor. To the extent the Debtor is not dissolved on the Effective Date, the Liquidating Trustee shall serve as the sole director and officer of the Debtor after the Effective Date. The Liquidating Trustee shall also serve as the sole director of Faith Bloom and shall have the right, in his sole discretion, to appoint replacements for any positions previously held by Messrs. Mudd and Saidman with any of the Debtor, Faith Bloom or the PRC Subsidiaries.

I.             Reserves and Distributions

1.          Establishment of Reserves

(a)          On the Effective Date and prior to making any Distributions, the Liquidating Trustee shall establish the Disputed Administrative, Priority Tax, Priority Non-Tax, and Secured Claims Reserve and shall transfer thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the Disputed Administrative, Priority Tax, Priority Non-Tax, and Secured Claims Reserve in accordance with the provisions of the Plan.

(b)          On the Effective Date and prior to making any Distributions, the Liquidating Trustee shall establish the Liquidating Trust Expense Reserve, and shall transfer thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the expenses of the Liquidating Trust in accordance with the provisions of the Plan.

(c)          As soon as reasonably practicable, but prior to making any Distribution to Holders of General Unsecured Claims, the Liquidating Trustee shall establish the Disputed General Unsecured Claims Reserve and shall reserve thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the Disputed General Unsecured Claims Reserve in accordance with the provisions of the Plan.

(d)          If and when appropriate, and in all events prior to making any Distribution to Holders of Noteholders’ Securities Claims, the Liquidating Trustee shall establish the Disputed Noteholders’ Securities Claims Reserve and shall reserve thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the Disputed Noteholders’ Securities Claims Reserve in accordance with the provisions of the Plan.

(e)          If and when appropriate, and in all events prior to making any Distribution to Holders of Shareholders’ Securities Claims, the Liquidating Trustee shall establish a reserve to fund the Disputed Shareholders’ Securities Claims in accordance with the provisions of the Plan.

(f)          If and when appropriate, and in all events prior to making any Distribution to Holders of Equity Interests, the Liquidating Trustee shall establish a reserve to fund the Disputed Equity Interests in accordance with the provisions of the Plan.

2.          Funding of Reserves

(a)          With respect to the Disputed Administrative, Priority Tax, Priority Non-Tax and Secured Claims Reserve, the Disputed General Unsecured Claims Reserve and the Disputed Noteholders’ Securities Claims Reserve, the amount of cash deposited into each of the foregoing reserves shall be equal to the percentage of cash or other distributable property that Holders of Disputed Claims in each reserve would be entitled under the Plan if such Disputed Claims were Allowed Claims in the amount of such Disputed Claim or such lesser amount as authorized in Article 7.2(c) of the Plan. To the extent that the Liquidating Trustee determines, in his discretion, to establish one or more reserves for Shareholders’ Securities Claims or Equity Interests, such reserves would be similarly funded.

(b)          With respect to the Liquidating Trust Expense Reserve, the amount of cash deposited into such reserve shall be equal to the amount of cash necessary to fund the expenses expected to be incurred by the Liquidating Trust as determined, in the Liquidating Trustee’s discretion with the approval of Liquidating Trust Advisory Board.

(c)          For the purposes of effectuating the provisions of Article VII of the Plan and the Distributions to Holders of Allowed Claims, the Liquidating Trustee may, at any time and regardless of whether an objection to a Disputed Claim has been brought, request that the Bankruptcy Court estimate, set, fix, or liquidate the amount of such Disputed Claims pursuant to section 502(c) of the Bankruptcy Code, in which event the amounts so estimated, fixed, or liquidated shall be deemed the Allowed amounts of such Claims for purposes of Distribution under the Plan and establishment of the necessary Reserve. In lieu of estimating, fixing or liquidating the amount of any Disputed Claims or Disputed Equity Interests, the Bankruptcy Court may determine the amount to be reserved for such Disputed Claims or Disputed Equity Interests (singularly or in the aggregate), or such amount may be fixed by an agreement in writing by and between the Liquidating Trustee and the Holder of such Disputed Claims or Disputed Equity Interests. The amount at which a Disputed Claim or Disputed Equity Interest is fixed based upon an estimation or reserve established by the Bankruptcy Court under Article 7.2(c) of the Plan shall be the cap on the amount the Holder of such Claim or Equity Interest may recover on account of such Claim or Equity Interest under the Plan.

(d)          Notwithstanding the foregoing, nothing in the Plan or the Confirmation Order, or any related document, agreement, instrument or order shall prohibit the Liquidating Trustee from using Liquidating Trust Assets and other reserve amounts to fund Liquidating Trust Expense Reserve.

3.          Disbursing Agent

The Debtor shall be the Disbursing Agent on the Effective Date and thereafter the Liquidating Trustee shall be the Disbursing Agent. In his discretion, the Liquidating Trustee may employ or contract with other Persons or Entities to assist in or make the Distributions required by the Plan.

4.          Distributions by Liquidating Trustee

In accordance with the terms of the Plan, the Liquidating Trustee shall, if necessary in its judgment, make periodic and final distributions of the proceeds of the Liquidating Trust Assets in accordance with the terms of the Plan. The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

The Liquidating Trustee intends to make Distributions directly to Noteholders and Shareholders holding Allowed Claims and Equity Interests, as applicable. Prior to making any such Distributions, the applicable Noteholders and/or Shareholders may receive notice of such Distributions and requests for information from such Noteholders and/or Shareholders, and the Liquidating Trustee may condition any Distribution to any Noteholder or Shareholder upon receipt of such information.

In addition, the Liquidating Trustee shall require any Liquidating Trust Beneficiary or other distributee to furnish to the Liquidating Trustee in writing an Employer Identification Number or Taxpayer Identification Number as assigned by the IRS, and the Liquidating Trustee may condition any Distribution to any Liquidating Trust Beneficiary or other distributee upon receipt of such identification number.

5.          Distributions on Account of Allowed Shareholders’ Securities Claims and Allowed Equity Interests

Pursuant to section 510(b) of the Bankruptcy Code, a Holder of an Allowed Shareholders’ Securities Claim and/or an Allowed Equity Interest shall not receive any Distribution under the Plan unless and until all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and Allowed Noteholders’ Securities Claims have been satisfied in full.

6.          Timing of Distributions

(a)          The Debtor, or the Liquidating Trustee as applicable, shall pay each Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim, and Allowed Secured Claim on or as soon as practicable after the later of:

1.	the Effective Date of the Plan,

2.	the date on which such Claim becomes an Allowed Claim by Final Order,

3.	the date on which, in the ordinary course of business, such Allowed Claim becomes due, or

4.	such other date as may be agreed upon by the Debtor or the Liquidating Trustee, as applicable, and the Holder of such Allowed Claim.

(b)          As soon as reasonably practicable after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Secured Claims, the Liquidating Trustee shall make an initial Distribution of the available cash and other distributable property component of the Liquidating Trust Assets in accordance with the provisions of the Plan and the Confirmation Order, to the extent practicable in the sole discretion of the Liquidating Trustee, to the Holders of Allowed General Unsecured Claims. The Liquidating Trustee shall make periodic Distributions thereafter to Holders of Allowed General Unsecured Claims, as appropriate, in his discretion.

(c)          As soon as reasonably practicable after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims and in accordance with the terms of Article 7.4 of the Plan, the Liquidating Trustee shall make an initial Distribution of the available cash or other distributable property component of the Liquidating Trust Assets in accordance with the provisions of the Plan and the Confirmation Order, to the extent practicable in the discretion of the Liquidating Trustee, with the approval of the Liquidating Trust Advisory Board, to the Holders of Allowed Noteholders’ Securities Claims. The Liquidating Trustee shall make periodic Distributions thereafter to Holders of Allowed Noteholders’ Securities Claims, as appropriate, in his discretion.

(d)          In accordance with Articles 7.4 and 7.5 of the Plan, after all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and all Allowed Noteholders’ Securities Claims have been satisfied, the Liquidating Trustee shall make periodic distributions of then available cash or other distributable property to Holders of Allowed Shareholders’ Securities Claims and Allowed Equity Interests.

(e)          Any cash remaining in the applicable Reserves after all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, Disputed Secured Claims, Disputed General Unsecured Claims, Disputed Noteholders’ Securities Claims, Disputed Shareholders’ Securities Claims and Disputed Equity Interests have been resolved, and paid, as appropriate, and the costs and expenses of the Liquidating Trust have been fully paid, shall be available for Distributions in accordance with the Plan.

(f)          Once all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Secured Claims have been resolved, the Disputed Administrative, Priority Tax, Priority Non-Tax and Secured Claims Reserve shall be dissolved. Once the Disputed General Unsecured Claims have been resolved, the Disputed General Unsecured Claims Reserve shall be dissolved. Once the Disputed Noteholders’ Securities Claims have been resolved, the Disputed Noteholders’ Securities Claims Reserve shall be dissolved. To the extent that reserves are established for Disputed Shareholders’ Securities Claims and Disputed Equity Interests, once all Disputed Shareholders’ Securities Claims and Disputed Equity Interests are resolved, such reserves shall be dissolved. Once all costs and expenses of the Liquidating Trust have been paid in full in cash and the Liquidating Trust has been dissolved, the Liquidating Trust Expense Reserve shall be dissolved. No further action or order shall be necessary for such dissolution to be effective.

7.          Distributions Upon Allowance of Disputed Claims and Disputed Equity Interests

The Holder of a Disputed Claim or a Disputed Equity Interest that becomes an Allowed Claim or and Allowed Equity Interest subsequent to the Effective Date shall receive a Distribution from the Liquidating Trust, if applicable, as soon as reasonably practicable following the date on which such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest pursuant to a Final Order or by agreement of the parties in accordance with Article VII of the Plan. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such Holder under the Plan if the Disputed Claim had been made an Allowed Claim or an Allowed Equity Interest on or prior to the Effective Date. No Holder of a Disputed Claim or a Disputed Equity Interest shall have any Claim against the Liquidating Trustee, the Liquidating Trust, the Debtor or the Estate with respect to such Disputed Claim or Disputed Equity Interest until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest, and no Holder of a Disputed Claim or a Disputed Equity Interest shall have any right to interest, dividends or other Distributions on such Disputed Claim or Disputed Equity Interest except as provided in the Plan.

8.          Undeliverable and Unclaimed Distributions

(a)	Holding Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim or Allowed Equity Interest is returned to the Liquidating Trustee as undeliverable or is otherwise unclaimed, no additional Distributions shall be made to such Holder unless and until the Liquidating Trustee is notified in writing of such Holder’s then-current address. Nothing contained in the Plan shall require the Debtor or the Liquidating Trustee to attempt to locate any Holder of an Allowed Claim or an Allowed Equity Interest.

(b)	After Distributions Become Deliverable

The Liquidating Trustee shall make all Distributions that have become deliverable or have been claimed on and after the Distribution Date as soon as reasonably practicable after such Distribution has become deliverable or has been claimed.

(c)	Failure to Claim Unclaimed/Undeliverable Distributions

Any Holder of an Allowed Claim or Allowed Equity Interest that does not assert a Claim pursuant to the Plan for an undeliverable or unclaimed Distribution (including uncashed checks) within six (6) months after the Distribution Date shall be deemed to have forfeited its right to such undeliverable or unclaimed Distribution and any subsequent Distribution on account of its Allowed Claim or Allowed Equity Interest and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution or any subsequent Distribution on account of its Allowed Claim or Allowed Equity Interest against the Debtor, its Estate, the Liquidating Trust or their property. In such cases, Unclaimed Distributions shall be paid to Holders of Allowed Claims and/or Allowed Equity Interests on a Pro Rata basis according to the parameters set forth in Article IV of the Plan within the time periods provided in Article VII of the Plan, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.

(d)	Charitable Contributions

If there are any residual Unclaimed Distributions or De Minimis Distributions at the time of the dissolution of the Liquidating Trust, such residual Unclaimed Distributions and De Minimis Distributions shall be donated to a charitable organization, as selected by the Liquidating Trustee with the approval of the Liquidating Trust Advisory Board, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.

9.          Interest

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim; provided, however, that Holders of Claims shall be entitled to reasonable interest as applicable under the agreement underlying such Claims before Holders of Noteholders’ Securities Claims, Shareholders’ Securities Claims and Equity Interests may receive a Distribution. The reasonableness of the rate of interest shall be determined by the Liquidating Trustee in consultation with the Liquidating Trust Advisory Board, or by the Bankruptcy Court pursuant to an order.

10.        No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim will receive, in respect of such Claim, Distributions under the Plan in excess of the Allowed amount of such Claim.

11.        Means of Cash Payment

Cash payments made pursuant to the Plan shall be in U.S. funds, by the means, including by check or wire transfer, determined by the Disbursing Agent, unless otherwise determined or agreed to by the Disbursing Agent.

12.        Delivery of Distribution

Except as otherwise set forth in the Plan, Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made (a) at the addresses set forth on the proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is Filed or if the Disbursing Agent has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent, or (c) if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, at the addresses reflected in the Schedules, if any.

13.        Record Date for Distributions

The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Allowed Equity Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes under the Plan to recognize and distribute only to those Holders of Allowed Claims or Allowed Equity Interests that are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

14.        No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or Distributions by the Disbursing Agent shall be made with respect to all or any portion of a Disputed Claim or Disputed Equity Interest unless and until all Objections to such Disputed Claim or Disputed Equity Interest have been settled or withdrawn by agreement of the parties or have been determined by Final Order, and the Disputed Claim or Disputed Equity Interest has become an Allowed Claim or an Allowed Equity Interest; provided however, that the Debtor or the Liquidating Trustee, may in their discretion, pay any undisputed portion of a Disputed Claim or Disputed Equity Interest.

15.        Withholding and Reporting Requirements

In connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be reasonably necessary or appropriate to comply with such withholding and reporting requirements. Each Holder of an Allowed Claim or Allowed Equity Interest shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim or an Allowed Equity Interest that is to receive a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution.

16.        Setoffs

The Debtor or the Liquidating Trustee, as applicable, may, but shall not be required to, setoff against any Claim or Equity Interest and the payment or other Distribution to be made pursuant to the Plan in respect of such Claim or Equity Interest, claims of any nature whatsoever that a Debtor may have against the Holder of such Claim or Equity Interest; provided, however, neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Disbursing Agent of any such claim that the Disbursing Agent may have against such Holder, unless otherwise agreed to in writing by such Holder and the Debtor or the Liquidating Trustee, as applicable.

17.        De Minimis Distributions

Notwithstanding any provision in the Plan to the contrary, no payment of less than twenty-five dollars ($25.00) shall be made on account of any Allowed Claim. All Distributions not made pursuant to Article 7.17 of the Plan shall be treated as Unclaimed Distributions and are subject to Article 7.8 of the Plan.

18.        Extensions of Time

The Liquidating Trustee may File a motion to extend any deadlines for the making of Distributions hereunder prior to the occurrence of any such deadlines, to the extent necessary, which deadlines shall be deemed automatically extended after the Filing of such motion, and pending the entry of an order by the Bankruptcy Court extending any such deadline.

J.           Provisions for Claims Objections and Estimation of Claims

1.          Claims Objection Deadline; Prosecution of Claims Objections

Except as otherwise provided for in the Plan, as soon as reasonably practicable after the Effective Date, but in no event later than the Claims Objection Deadline (unless extended, after notice to those Creditors who requested notice in accordance with Bankruptcy Rule 2002, by an Order of the Bankruptcy Court), the Liquidating Trustee shall File Objections to Claims and serve such Objections upon the Holders of each of the Claims to which Objections are made. Subject to the rights of the Independent Directors set forth in Article 6.3 of the Plan, the Liquidating Trustee shall have the exclusive authority to file objections to, and to settle, compromise, withdraw or litigate to judgment in the Bankruptcy Court, or such other court having competent jurisdiction, objections to any and all Disputed Claims without approval of the Bankruptcy Court or notice to any party.

2.          Estimation of Claims

The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor, the Committee, or the Liquidating Trustee previously objected to such Claim or whether the Bankruptcy Court has ruled on any such Objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation or a hearing concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such Objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any Contingent or unliquidated Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes the maximum allowed amount of such Claim, the Debtor or the Liquidating Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned Objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

VI.          EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Executory Contracts and Unexpired Leases Deemed Rejected

On the Effective Date, all of the Debtor’s Executory Contracts will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent: (a) the Debtor previously has assumed, assumed and assigned or rejected such Executory Contract, or (b) prior to the Effective Date, the Debtor has Filed a motion to assume, assume and assign, or reject an Executory Contract on which the Bankruptcy Court has not ruled. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all rejections of Executory Contracts pursuant to Article IX of the Plan and sections 365(a) and 1123 of the Bankruptcy Code.

B.           Bar Date for Rejection Damages

If the rejection by the Debtor of an Executory Contract results in damages to the other party or parties to such Executory Contract, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or its property or agents, successors, or assigns, unless a Proof of Claim is filed with the Voting Agent so as to actually be received on or before the Rejection Bar Date.

VII.         CONFIRMATION AND CONSUMMATION OF THE PLAN

A.           Conditions Precedent to the Effective Date

Each of the following is a condition precedent to the occurrence of the Effective Date:

(a)          the Confirmation Order, in a form and substance reasonably acceptable to the Debtor and the Committee, shall have been entered by the Bankruptcy Court;

(b)          all documents, instruments, and agreements provided under, or necessary to implement, the Plan shall have been executed and delivered by the applicable parties and shall be in a form and substance reasonably acceptable to the Debtor and the Committee;

(c)          the Debtor and the Liquidating Trustee shall have executed the Liquidating Trust Agreement and shall have established the Liquidating Trust pursuant to Article 6.2 of the Plan and shall be in a form and substance reasonably acceptable to the Debtor, the Committee and the Liquidating Trustee; and

(d)          an order approving the Zurich Settlement Agreement, in a form and substance reasonably acceptable to the Debtor, Zurich, the Committee and the Independent Directors, shall have been entered by the Bankruptcy Court.

B.           Notice of Effective Date

On or before five (5) Business Days after the Effective Date, the Liquidating Trustee shall mail or cause to be mailed to all Holders of Claims or Equity Interests and, at the option of the Liquidating Trustee, cause to be published in the Wall Street Journal National Edition a notice that informs such Persons of (a) the entry of the Confirmation Order, (b) the occurrence of the Effective Date, (c) notice of the Administrative Claim Bar Date, Professional Fee Bar Date and Rejection Bar Date; and (d) such other matters as the Liquidating Trustee deems appropriate or as may be ordered by the Bankruptcy Court.

C.           Waiver of Conditions Precedent to the Effective Date

The Debtor may at any time, without notice or authorization of the Bankruptcy Court, waive in writing any or all of the conditions precedent to the Effective Date set forth in Article 10.1 of the Plan, whereupon the Effective Date shall occur without further action by any Person, provided, however, that the condition specified in Article 10.1(a) of the Plan may not be waived. The Plan Proponent reserves the right to assert that any appeal from the Confirmation Order shall be moot after the Effective Date of the Plan.

D.           Effect of Non-Occurrence of Effective Date

If each of the conditions specified in Article 10.1 of the Plan have not been satisfied or waived in the manner provided in Article 10.3 of the Plan within sixty (60) calendar days after the Confirmation Date then: (i) the Confirmation Order shall be vacated and of no further force or effect; (ii) no Distributions under the Plan shall be made; (iii) the Debtor and all Holders of Claims against or Equity Interests in the Debtor shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) all of the Debtor’s obligations with respect to Claims and Equity Interests shall remain unaffected by the Plan and nothing contained therein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, and the Plan shall be deemed withdrawn. Upon such occurrence, the Debtor shall File a written notification with the Bankruptcy Court and serve it upon such parties as the Bankruptcy Court may direct.

VIII.         EFFECTS OF CONFIRMATION OF THE PLAN

A.           Exculpation and Releases

1.          Exculpation and Limitation of Liability

Notwithstanding any other provision of the Plan, the Released Parties shall not have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or Affiliates, or any of their successors or assigns, for any act or omission relating to, in any way, or arising from (i) this Chapter 11 Case, (ii) the preparation for, commencement of or prosecution of this Chapter 11 Case, (iii) formulating, negotiating, or implementing the Plan (including the Disclosure Statement), any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, including the Liquidating Trust Agreement; (iv) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (v) the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, (vi) the administration of this Chapter 11 Case, the Plan or the property to be distributed under the Plan or (vii) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present, except for their gross negligence or willful misconduct as determined by a Final Order, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Released Parties from liability.

2.          Releases by the Debtor

Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtor, on its own behalf and as a representative of its Estate, shall, and shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever, whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others: the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York, (vi) the preparation for, commencement of or prosecution of this Chapter 11 Case, (vii) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Liquidating Trust Agreement, (viii) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (ix) the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, (x) the administration of this Chapter 11 Case, the Plan or the property to be distributed under the Plan or (xi) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present, that may be asserted by or on behalf of the Debtor or its Estate, against any of the Released Parties; provided, however, that nothing in Article 11.1 of the Plan shall be construed to release any Released Party from willful misconduct or gross negligence as determined by a Final Order. Notwithstanding the foregoing, the Liquidating Trust may name A. Carl Mudd and Sheldon B. Saidman as defendants, to the extent necessary, in any Causes of Action pursued by the Liquidating Trust against the Debtor’s current or former officers and directors, provided, however, that the Liquidating Trust shall not be entitled to any recoveries directly from Messrs. Mudd or Saidman and any such recoveries will be limited to the proceeds available under the D&O Policies, and provided, further, however, that the foregoing shall in no way diminish or affect the obligations of Messrs. Mudd and Saidman under the D&O Policies, including but not limited to, the obligation to provide the relevant insurers with the information, assistance and cooperation required by such D&O Policies.

3.          Releases by Holders of Claims and Equity Interests

Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action, or liability of any nature whatsoever, or any Equity Interest, shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others: the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York, (vi) the preparation for, commencement of or prosecution of this Chapter 11 Case, (vii) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Liquidating Trust Agreement, (viii) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (ix) the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, (x) the administration of this Chapter 11 Case, the Plan or the property to be distributed under the Plan or (xi) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present; provided, however, that (1) each Person that has submitted a ballot rejecting the Plan may elect, by checking the appropriate box on its ballot, not to grant the releases set forth in Article 11.1(c) of the Plan with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise), and (2) each Person that holds a Claim or Equity Interest entitled to vote and who abstains from voting to either accept or reject the Plan may elect, by checking the appropriate box on its ballot, not to grant the releases set forth in Article 11.1(c) of the Plan with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise); and provided, further, however, that unless such Holder affirmatively elects not to be bound by the releases in Article 11.1(c) of the Plan by returning the ballot, as described herein, appropriately designating such Holder as opting out of the release in Article 11.1(c) of the Plan, such Holder shall be bound by such release. Notwithstanding the foregoing, nothing in Article 11.1(c) of the Plan shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order. Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Secured Claims will be deemed to be bound to the releases in Article 11.1(c) of the Plan. Holders of Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims, Allowed Shareholders’ Securities Claims and Allowed Equity Interests that vote to accept the Plan will be deemed to be bound to the releases in Article 11.1(c) of the Plan.

4.          Parties Excepted from Releases

Notwithstanding the releases set forth in Articles 11.1(a), (b) and (c) of the Plan, the releases and exculpations provided for in Article XI of the Plan shall not apply to any of the Debtor’s current or former officers or directors except A. Carl Mudd, Sheldon B. Saidman, Michael Kang, Paul Forgue and any other personnel appointed by A&M to serve as personnel to the Debtor during the pendency of this Chapter 11 Case.

5.          Zurich Settlement

Notwithstanding the releases set forth in Articles 11.1(a), (b) and (c) of the Plan, upon approval of the Zurich Settlement Agreement by the Bankruptcy Court, no Person shall be entitled to seek a recovery from Zurich under the D&O Policy issued by Zurich.

6.          Injunction Related to Exculpation and Releases

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim, Equity Interest, or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, relating to the Debtor or its assets, property and Estate, that is released or enjoined pursuant to Article XI of the Plan and (ii) all other parties in interest in this Chapter 11 Case are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any Released Party or its property on account of such released liabilities, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such Claims, Equity Interests or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities:

(a)          commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum;

(b)          enforcing, attaching (including, without limitation, any prejudgment attachment), executing, collecting, or recovering in any manner, directly or indirectly, any judgment, award, decree, or other order;

(c)          creating, perfecting or enforcing, directly or indirectly, in any manner, any lien or encumbrance of any kind;

(d)          setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Article 11.1 of the Plan; and

(e)          commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

7.          Summary of Release Provisions

As discussed herein, the Debtor is seeking to extend the exculpation and release provisions set forth in Article 11.1 of the Plan to A. Carl Mudd and Sheldon B. Saidman, the Debtor’s independent directors and members of the Special Committee. Messrs. Mudd and Saidman have been critical to the Debtor’s reorganization efforts. Specifically, they have (a) served as responsible persons under Nevada law, (b) overseen the Special Committee’s investigation into the prepetition financial irregularities, (c) fully cooperated with the SEC investigation and (d) actively supported this Chapter 11 case and the efforts to achieve recoveries for the Creditors. Moreover, there appears to be no evidence suggesting that Messrs. Mudd and Saidman had committed any wrong doing. Other than Mudd and Saidman, the exculpation and releases explicitly exclude all of the former officers and directors. Therefore, the Debtor believes that the exculpation and releases are appropriate in scope.

B.           Injunction

Except as expressly contemplated by the Plan or the Confirmation Order, from and after the Effective Date, all Persons or Entities who have held, currently hold or may hold Claims against or Equity Interests in the Debtor or its Estate that arose prior to the Effective Date (including, but not limited to, Governmental Units, and any official, employee or other entity acting in an individual or official capacity on behalf of any Governmental Unit) are permanently enjoined from:

(a)          commencing, conducting or continuing in any manner, directly, or indirectly, any suit, action or other proceeding against the Debtor, the Estate or the Liquidating Trust Protected Parties in any forum (including, without limitation, any judicial, arbitral, administrative or other proceeding);

(b)          enforcing, attaching, executing, collecting or recovering in any manner, directly or indirectly, any judgment, award, decree, or order against the Debtor, the Estate or the Liquidating Trust Protected Parties;

(c)          creating, perfecting, or enforcing, directly or indirectly, in any manner, any lien or encumbrance of any kind against the Debtor. the Estate or the Liquidating Trust Protected Parties;

(d)          asserting or effecting, directly or indirectly, any setoff or right of subrogation of any kind against any obligation due to the Debtor, the Estate or the Liquidating Trust Protected Parties; and

(e)          any act, in any manner, in any place whatsoever, that does not conform to, comply with, or is inconsistent with the provisions of the Plan in respect of the Debtor, the Estate or the Liquidating Trust Protected Parties.

Any Entity injured by any willful violation of the injunctions provided for in Articles 11.1(e) and 11.2 of the Plan shall recover actual damages, including, but not limited to, costs and attorneys’ fees and expenses, and, in appropriate circumstances, may recover punitive damages from the willful violator. Nothing contained in Article XI of the Plan shall prohibit the Holder of a Disputed Claim or a Disputed Equity Interest from litigating its right to seek to have such a Disputed Claim or Disputed Equity Interest declared an Allowed Claim or an Allowed Equity Interest and paid in accordance with the distribution provisions of the Plan or the Liquidating Trust Agreement, or enjoin or prohibit the enforcement by the Holder of such Disputed Claim or Disputed Equity Interest of any of the obligations of any Liquidating Trust Protected Party under the Plan.

C.           Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in this Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date

D.           Vesting Provision

Any and all Liquidating Trust Assets accruing to the Debtor or assertable as accruing to the Debtor shall remain assets of the Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and on the Effective Date shall be transferred to and vest in the Liquidating Trust. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, only the Liquidating Trust and the Liquidating Trustee shall have the right to pursue or not to pursue, or, subject to the terms of the Plan and the Liquidating Trust Agreement, compromise or settle any Liquidating Trust Assets. From and after the Effective Date, the Liquidating Trust and the Liquidating Trustee may commence, litigate and settle any Causes of Action, Claims or Causes of Action relating to the Liquidating Trust Assets or rights to payment or Claims that belong to the Debtor as of the Effective Date or are instituted by the Liquidating Trust and Liquidating Trustee after the Effective Date, except as otherwise expressly provided in the Plan and the Liquidating Trust Agreement. Other than as set forth in the Plan, no other Person may pursue such Liquidating Trust Assets after the Effective Date. The Liquidating Trustee shall be deemed hereby substituted as plaintiff, defendant, or in any other capacity for either the Committee or the Debtor in any Causes of Action pending before the Bankruptcy Court or any other court that relates to a Liquidating Trust Asset without the need for Filing any motion for such relief. Notwithstanding the foregoing, all of the rights of the Liquidating Trustee to buyback, settle, liquidate, compromise or otherwise resolve the D&O Policies are subject to the rights of the Independent Directors set forth in Article 6.3 of the Plan.

IX.          MISCELLANEOUS PLAN PROVISIONS

A.           Exclusive Jurisdiction of Bankruptcy Court

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, this Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)          allow, disallow, determine, subordinate, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest (whether filed before or after the Effective Date and whether or not Contingent, Disputed or unliquidated or for contribution, indemnification or reimbursement), including the compromise, settlement and resolution of any request for payment of any Claims or Equity Interests, the resolution of any Objections to the allowance or priority of Claims or Equity Interests and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Equity Interest to the extent permitted under applicable law;

(b)          grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(c)          hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters, including, but not limited to, all Causes of Action, and consider and act upon the compromise and settlement of any Claim, Equity Interest, or Cause of Action;

(d)          determine and resolve controversies related to the Liquidating Trust;

(e)          determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising there from;

(f)          ensure that all Distributions to Holders of Allowed Claims and Allowed Equity Interests under the Plan and the performance of the provisions of the Plan are accomplished as provided in the Plan and resolve any issues relating to Distributions to Holders of Allowed Claims and Allowed Equity Interests pursuant to the provisions of the Plan;

(g)          construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and Consummation of the Plan and all contracts, instruments, releases, other agreements or documents created in connection with the Plan, including, without limitation, this Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan in accordance with sections 524 and 1141 of the Bankruptcy Code following the occurrence of the Effective Date;

(h)          determine and resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation, implementation or enforcement of the Plan (and all exhibits and schedules to the Plan) or the Confirmation Order, including the releases and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any entity’s rights arising under or obligations incurred in connection therewith;

(i)          modify the Plan, this Disclosure Statement, and/or the Confirmation Order before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, as well as any contract, instrument, release, or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code and the Plan;

(j)          issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with Consummation, implementation or enforcement of the Plan or the Confirmation Order;

(k)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(l)          determine any other matters that may arise in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order;

(m)          determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)          hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o)          enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with this Chapter 11 Case;

(p)          determine and resolve controversies related to the Estate, the Debtor or the Liquidating Trust from and after the Effective Date;

(q)          hear and determine any other matter relating to the Plan; and

(r)          enter a final decree closing this Chapter 11 Case.

B.           Modification of the Plan

The Debtor may alter, amend, or modify the Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to or after the Confirmation Date but prior to the substantial Consummation of the Plan, provided, however, that any such alteration, amendment or modification does not materially and adversely affect the treatment of Holders of Claims or Equity Interests under the Plan. Any Holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder.

C.           Revocation, Withdrawal, or Non-Confirmation of the Plan

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Hearing. If the Plan is revoked or withdrawn prior to the Confirmation Hearing, or if the Plan is not confirmed by the Bankruptcy Court, then:

(a)          the Plan shall be null and void in all respects, and

(b)          nothing contained in the Plan or this Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any other Person, or (iii) constitute an admission of any sort by the Debtor or any other Person.

D.           Binding Effect

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any Holder of a Claim against, or Equity Interest in, the Debtor and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder has accepted the Plan.

E.           Subordination Rights

The classification and manner of satisfying all Claims and Equity Interests and the respective Distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with the contractual, legal and equitable subordination rights relating thereto, whether arising under contract, general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. All subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Distribution to be made under the Plan shall be implemented through the Plan, and all actions by such Holder of a Claim or Equity Interest related to the enforcement of such subordination rights shall be enjoined permanently. The provisions of any contractual or structural subordination of Claims or Equity Interests shall remain enforceable by the Liquidating Trustee on behalf of the Liquidating Trust after the occurrence of the Effective Date. Without limitation hereunder, the Liquidating Trustee, on behalf of the Liquidating Trust, may likewise enforce any right of the Debtor or its Estate to equitably or otherwise subordinate Claims under section 510 of the Bankruptcy Code, which rights are deemed transferred to, remain and are preserved in the Liquidating Trust, except as otherwise expressly set forth in the Plan or as expressly provided in a Final Order of the Bankruptcy Court in the Chapter 11 Case.

F.           Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may be altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms

G.           Payment of Fees and Expenses of the Indenture Trustee.

The Debtor or the Liquidating Trustee shall pay all fees and expenses (including reasonable attorneys fees) of the Indenture Trustee on the Effective Date without the need for filing a fee application with the Bankruptcy Court; provided that the Indenture Trustee shall provide the Debtor, the Liquidating Trustee, the Committee and the United States Trustee with reasonably detailed invoices within ten (10) business days prior to the Effective Date. To the extent that any of the above parties object to the payment of fees and expenses of the Indenture Trustee, the Debtor or the Liquidating Trustee shall not pay any disputed portion of such fees and expenses until a resolution of such objection is agreed to by Indenture Trustee, the Debtor (or the Liquidating Trustee) and any other objecting party or upon entry of an order of the Bankruptcy Court.

H.           Dissolution of the Committee

The Committee shall dissolve on the Effective Date and the members of such Committee shall be released and discharged from all further rights and duties arising from or related to this Chapter 11 Case, except with respect to, and to the extent of, any applications for Professional Fee Claims or expense reimbursements for members of such Committee. The Professionals retained by the Committee shall not be entitled to assert any Administrative Claims nor shall they have an Allowed Administrative Claims for any services rendered or expenses incurred after the Effective Date except in respect of the preparation and prosecution of or any Objection to any Filed fee application.

I.           Exemption from Section 1146

Pursuant to section 1146(a) of the Bankruptcy Code, under the Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtor; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment. To the extent that the Debtor or the Liquidating Trustee, as applicable, elects to sell any property prior to or after the Confirmation Date, such sales of property will be exempt from any transfer taxes in accordance with section 1146(c) of the Bankruptcy Code. All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtor in the Chapter 11 Case shall be deemed to be or have been done in furtherance of the Plan.

J.           Filing of Additional Documents

On or before the Effective Date of the Plan, the Debtor may issue, execute, deliver, and File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

K.          Insurance

Confirmation of the Plan and the occurrence of the Effective Date shall have no effect on insurance policies of the Debtor in which the Debtor is or was insured parties, including the D&O Policies. Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering or delaying coverage on any basis regarding or related to this Chapter 11 Case, the Plan or any provision within the Plan, including the treatment or means of liquidation set out within the Plan for insured Claims.

L.           Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

M.           Governing Law

Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws is applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Nevada or the United States of America.

N.           Exhibits and Schedules

All exhibits and schedules annexed hereto, or Filed on or before the Plan Supplement Filing Date or otherwise are incorporated into and are a part of the Plan as if set forth in full in the Plan. Holders of Claims and Equity Interests may obtain copies of the Filed exhibits and schedules upon written request to the Debtor. Upon their Filing, the exhibits and schedules may be inspected in the Office of the Clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the exhibits and schedules shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

O.           Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply

P.           Notices

Any notice required or permitted to be provided under the Plan or this Disclosure Statement shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

(a)          If to the Debtor:

GREENBERG TRAURIG, LLP

77 West Wacker Drive, Suite 3100

Chicago, Illinois 60601

Attn: Keith J. Shapiro and Nancy A. Peterman

-and-

GREENBERG TRAURIG, LLP

3773 Howard Hughes Parkway, Suite 400 North

Las Vegas, Nevada 89169

Attn: Bob L. Olson

(b)          If to the Committee:

HOGAN LOVELLS US LLP

875 Third Avenue

New York, New York 10022

Attn: Christopher R. Donoho, III

-and-

SNELL & WILMER L.L.P.

3883 Howard Hughes Parkway, Suite 1100
Las Vegas, Nevada 89169

Attn: Robert R. Kinas, Claire Dossier, and Blakeley Griffith

(c)          If to the Office of the United States Trustee:

OFFICE OF THE UNITED STATES TRUSTEE

300 Booth Street, Room 3009

Reno, Nevada 89509

Attn: William Cossitt

X.           GENERAL INFORMATION ON VOTING AND CONFIRMATION PROCEDURE

A.           Purpose of Disclosure Statement

The Disclosure Statement is generally provided to all Holders of Claims and Equity Interests entitled to vote upon the Plan pursuant to section 1125 of the Bankruptcy Code to enable such Holders to make an informed decision concerning the Debtor’s solicitation of acceptances of the Plan. After notice and a hearing conducted on [June, 25, 2012], by order dated ______________, 2012, the Bankruptcy Court approved this Disclosure Statement as containing “adequate information” (as defined in section 1125(a) of the Bankruptcy Code) of a kind, and in sufficient detail, to enable a hypothetical reasonable investor typical of the Holders of Claims against or Equity Interests in the Debtor to make an informed decision in voting to accept or reject the Plan. Approval of this Disclosure Statement by the Bankruptcy Court, however, does not constitute a recommendation to accept or reject the Plan.

B.           Voting On the Plan

The following is a summary of the procedures and requirements that have been established for voting on the Plan. If you are entitled to vote to accept or reject the Plan, you should receive a Ballot for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote such Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. If you are entitled to vote and did not receive a Ballot, or you received a damaged Ballot, or you lost your Ballot, please contact the Voting Agent, GCG, Inc. by one of these methods: (a) by telephone at (888) 624-6718; (b) by sending an e-mail to SDTteam@gcginc.com, (c) by visiting the Voting Agent’s website at www.gcginc.com/cases/sdt (d) by requesting a Ballot by (i) first-class mail to the Voting Agent at ShengdaTech Inc., c/o GCG, Inc., P.O. Box 9811, Dublin, Ohio USA 43017-5711 or (ii) hand delivery, courier service or overnight mail to the Voting Agent at ShengdaTech Inc., c/o GCG, Inc., 5151 Blazer Parkway, Suite A, Dublin, Ohio USA 43017.

Votes cannot be transmitted orally, by facsimile or by electronic mail (e-mail). Accordingly, you are urged to return your signed and completed Ballot promptly. Any executed Ballot that does not indicate either an acceptance or a rejection of the Plan, or that indicates both an acceptance and a rejection of the Plan, will not be counted as a vote to either accept or reject the Plan.

THE DEBTOR RESERVES THE RIGHT TO SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE IN THE EVENT ANY OF THE VOTING CLASSES VOTE TO REJECT THE PLAN, AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE STANDARDS OF SUCH SECTION.

SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN, THE DEBTOR RESERVES THE RIGHT TO AMEND THE PLAN EITHER BEFORE OR AFTER THE PETITION DATE.

AMENDMENTS TO THE PLAN THAT DO NOT MATERIALLY AND ADVERSELY AFFECT THE TREATMENT OF CLAIMS OR EQUITY INTERESTS MAY BE APPROVED BY THE BANKRUPTCY COURT AT THE CONFIRMATION HEARING WITHOUT THE NECESSITY OF RESOLICITING VOTES. IN THE EVENT RESOLICITATION IS REQUIRED, THE DEBTOR WILL FURNISH NEW BALLOTS TO BE USED TO VOTE TO ACCEPT OR REJECT THE PLAN, AS AMENDED.

C.           Voting Record Date

Consistent with the provisions of Rule 3018(b) of the Bankruptcy Rules, the Bankruptcy Court has fixed April 3, 2012 as the “Voting Record Date” for the determination of the Holders of Claims and Equity Interests entitled to vote to accept or reject the Plan.

1.          Who May Vote

Pursuant to section 1126 of the Bankruptcy Code, only the Holders of Claims or Equity Interests in Classes that are Impaired by, and are receiving Distributions under, the Plan may vote on the Plan. Holders of Claims that are Unimpaired by the Plan are deemed to accept the Plan and do not have the right to vote on the Plan. Administrative Claims and Priority Tax Claims are not generally classified for purposes of voting or receiving Distributions under the Plan.

In this case, Holders of Claims in Classes 3, 4 and 5 and Holders of Equity Interests in Class 6 are entitled to vote to accept or reject the Plan. If you are entitled to vote to accept or reject the Plan, a Ballot has been enclosed for the purpose of voting.

2.          Eligibility

In order to vote to accept or reject the Plan, a Holder of an Allowed Claim must have timely Filed or been assigned a timely Filed proof of claim, unless its Claim is listed on the Debtor’s Schedules and is not identified therein as disputed, unliquidated or contingent or has not been objected to prior to the Confirmation Hearing. The Voting Record Date will be used for determining (a) the Holders of Claims and Equity Interests in the Voting Classes, who are entitled to receive Solicitation Packages and vote to accept or reject the Plan, and (b) the Holders of Claims in the Non-Voting Classes, who will receive a Non-Voting Package. Creditors or Holders of Equity Interests having an Allowed Claim or Allowed Equity Interest in more than one Class may vote in each Class in which they hold a separate Claim or Equity Interest by casting a Ballot in each Class.

3.          Binding Effect

Whether a Holder of an Allowed Claim or Allowed Equity Interest votes on the Plan or not, such Holder shall be bound by the terms of the Plan if the Plan is confirmed by the Bankruptcy Court. Unless a Ballot is completed and returned in accordance with approved Bankruptcy Court procedures, a Holder of an Allowed Claim or Allowed Equity Interest that submits a vote on the Plan shall not be counted for purposes of determining the amount and number of Creditors and Holders of Equity Interests voting on the Plan.

D.           Procedure/Voting Deadlines

In order for your vote to be counted, you must complete, date, sign and properly mail or deliver the enclosed Ballot to the Voting Agent, GCG, Inc., at the addresses set forth below:

(i)          first-class mail:

ShengdaTech, Inc.

c/o GCG, Inc.

P.O. Box 9811

Dublin, Ohio USA 43017-5711

(ii)         hand delivery, courier service or overnight mail:

ShengdaTech Inc.

c/o GCG, Inc.

5151 Blazer Parkway

Suite A

Dublin, Ohio USA 43017.

Pursuant to Bankruptcy Rule 3017, the Bankruptcy Court has ordered that original Ballots for the acceptance or rejection of the Plan must be received by ordinary mail, courier service or hand delivery to the Voting Agent, at the appropriate address set forth above on or before the Voting Deadline, 5:00 p.m. (prevailing Pacific Time) on [August 16, 2012]. Facsimile or electronically submitted Ballots will not be counted.

Once you have delivered your Ballot to the Voting Agent, you may change your vote by submitting to the Voting Agent a valid subsequent Ballot to be received by the Voting Deadline. You may not, however, change your vote after the Voting Deadline, except upon cause shown to the Bankruptcy Court after notice and a hearing or upon the agreement of the Debtor.

You are urged to timely complete, date, sign and promptly return the enclosed Ballot by mail, courier service or hand delivery.

Please be sure to complete the Ballot properly and legibly, identifying the exact amount of your Claim, the Class or Classes in which the Claim(s) or Equity Interest(s) is/are classified under the Plan and the name of the Creditor or Equity Interest Holder.

As discussed herein, except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action, or liability of any nature whatsoever, or any Equity Interest, shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others: the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York or (vi) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or this Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan; provided, however, (1) that each Person that has submitted a ballot rejecting the Plan may elect, by checking the appropriate box on its ballot, not to grant the releases set forth in Article 11.1(c) of the Plan with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise), (2) that each Person that holds a Claim or Equity Interest entitled to vote and who abstains from voting to either accept or reject the Plan may elect, by checking the appropriate box on its ballot, not to grant the releases set forth in Article 11.1(c) of the Plan with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise); and provided, further, however, that unless such Holders affirmatively elect not to be bound by the releases in Article 11.1(c) of the Plan, such Holders shall be bound by such releases.

E.           Plan Confirmation Process

1.          Requirements

The requirements for confirmation of the Plan are set forth in detail in section 1129 of the Bankruptcy Code. The following summarizes some of the pertinent requirements:

(a)          Acceptance by All Impaired Classes

Except as noted below, each Impaired Class of Claims must vote to either accept the Plan or be deemed to accept the Plan. “Impaired” is defined in section 1124 of the Bankruptcy Code. A Claim is Impaired unless the Plan leaves unaltered the legal, equitable, or contractual rights of the Holder. Under the Plan, Claims in Class 3, Class 4 and Class 5 and Equity Interests in Class 6 are Impaired. Holders of Claims in Claims in Class 3, Class 4 and Class 5 and Holders of Equity Interests in Class 6 are entitled to vote, separately, to accept or reject the Plan.

As a voting Creditor or Equity Interest Holder, your acceptance of the Plan is important. In order for the Plan to be accepted by an Impaired Class of Claims, Creditors holding a majority in number and two-thirds in dollar amount of the Claims voting (of each Impaired Class of Claims) must vote to accept the Plan. At least one Impaired Class of Creditors, excluding the votes of Insiders (if any), must actually vote to accept the Plan. In order for the Plan to be accepted by Class 6, Holders of Equity Interests in Class 6 holding two-thirds in amount of the Equity Interests voting must vote to accept the Plan.

(b)          Feasibility

Pursuant to section 1129(a)(11) of the Bankruptcy Code, the Bankruptcy Court must determine, among other things, that confirmation of the Plan is not likely to be followed by the liquidation or need for further financial reorganization of the Debtor or any successors to the Debtor under the Plan (unless such liquidation or reorganization is proposed in the Plan). In addition, section 1129(a)(13) requires that all fees payable under section 1930 of title 28, as determined by the court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan. These conditions are often referred to as the “feasibility” of the Plan. The Plan is a liquidating plan and, accordingly, all of the Debtor’s remaining assets will be distributed to Holders of Allowed Claims or Allowed Equity Interests pursuant to the terms of the Plan and, provided the Plan is confirmed and consummated, the Estate will no longer exist to be subject to future reorganization or liquidation. As a result, the Plan satisfies the feasibility test. Moreover, the Plan provides for payment of all statutory fees due and owing to the United States Trustee. Accordingly, the Debtor believes that the Plan satisfies the requirements of feasibility under section 1129(a) of the Bankruptcy Code.

(c)          “Best Interests” Test

Pursuant to section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court must find that the Plan is in the best interests of Creditors (commonly referred to as the “Best Interests” test). To satisfy the “Best Interests” test, the Bankruptcy Court must determine that each Holder of an Impaired Claim either: (i) has accepted the Plan; or (ii) will receive or retain under the Plan money or other property which, as of the Effective Date, has a value not less than the amount such Holder would receive if the Debtor’s property was liquidated under chapter 7 of the Bankruptcy Code on that date.

(i)          Costs and Expenses of Liquidation

In a chapter 7 liquidation, a trustee in bankruptcy would be appointed. The net amount generated from the liquidation of the Debtor’s remaining assets would be reduced by the administrative expenses of both the chapter 7 case and the Chapter 11 case, including the fees and commissions of the chapter 7 trustee, as well as those of counsel and other professionals that might be retained by the chapter 7 trustee, in addition to unpaid expenses incurred by the Debtor and the Committee during the Chapter 11 Case. These expenses and costs would reduce the net proceeds available to Holders of Allowed Claims or Allowed Equity Interests.

Any remaining net cash would be allocated to creditors and stockholders in strict accordance with the priorities set forth in section 726 of the Bankruptcy Code. The present value of such allocation of the hypothetical liquidation proceeds (after deducting the amounts described above) is then compared with the present value of the proposed Distributions under the Plan to each of the Classes of Claims and Equity Interests to determine if the Plan is in the best interests of each Creditor or Holder of an Equity Interest.

If the present value of the Distributions available to unsecured creditors under the hypothetical liquidation is less than or equal to the present value of the Distributions available to unsecured creditors under the Plan, then the Plan is in the best interests of creditors and can be considered in the “best interests of creditors” by the Bankruptcy Court.

(ii)         The Plan Meets the Best Interests Test

The Debtor believes that the Plan will produce a recovery for Holders of Claims or Equity Interests that would be equal to or better than would be achieved in a chapter 7 liquidation. The Debtor is not seeking to require Holders of Claims or Equity Interests to accept non-cash consideration so that the Estate can pursue going concern value. The Debtor believes that its main remaining assets are its cash, the equity of Faith Bloom, potential Causes of Action and any other assets the Debtor is able to recover through litigation or investigation. Ultimately, under the Plan, the Liquidating Trustee will make Distributions of cash to Holders of Allowed Claims and Allowed Equity Interests in accordance with the Plan. The Debtor believes that the Holders of Allowed Claims and Allowed Equity Interests will receive at least the same, if not better, recovery under the Plan, as compared to a chapter 7 case, given that the additional administrative costs of a chapter 7 case will be avoided under the Plan.

The liquidation of the Debtor’s assets under chapter 7 would entail the appointment of a chapter 7 trustee who would not have familiarity with the case or any experience with the Debtor’s asset recovery efforts to date. As a result, there likely would be a delay in the continuing pursuit of recovering assets, in particular in China, given that the officers, directors, legal representatives and managers would likely need to be replaced, which is a multi-month process. Moreover, a chapter 7 liquidation would likely result in an increase in Administrative Claims, because there would be an additional tier of Administrative Claims by the chapter 7 trustee and his or her professionals. The chapter 7 trustee’s professionals, including legal counsel and accountants, would add administrative expenses that would be entitled to be paid ahead of Allowed Claims against the Debtor. The Estate would also be obligated to pay all unpaid expenses incurred by the Debtor and the Committee during this Chapter 11 Case (such as compensation for professionals), which would continue to be allowed in the chapter 7 case as well. In addition, the cash to be distributed to Creditors and Holders of Equity Interests would be reduced by the chapter 7 trustee’s statutory fee, which is calculated on a sliding scale from which the maximum compensation is determined based on the total amount of moneys disbursed or turned over by the chapter 7 trustee. While the Liquidating Trustee will be paid a fee for administering the Liquidating Trust, the Liquidating Trustee will not be paid a percentage of Distributions as a chapter 7 trustee may be paid.

For the reasons set forth above, the Debtor believes that the Plan provides a recovery at least equal to, if not better than, the recovery in a chapter 7 case for Holders of Claims and Equity Interests, and the Plan meets the requirements of the Best Interest Test.

(d)          “Cramdown” Provisions

Pursuant to section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may confirm a plan even though a class of claims or equity interests has not voted to accept the plan, as long as one impaired class of claims has accepted the plan (excluding the votes of Insiders, if any) and the plan is “fair and equitable” and “does not discriminate unfairly” against the non-accepting classes.

The Plan only impairs certain Classes of Claims and Equity Interests. Therefore, the Debtor may, if applicable, pursue confirmation through a “cramdown” provision only under section 1129(b)(2)(B), which states, in pertinent part, that a plan is “fair and equitable” to a class if, among other things, the plan provides, with respect to unsecured claims and equity interests, that the holder of any such claim or equity interest that is junior to the claims or equity interests of such class, will not receive or retain, on account of such junior claim or equity interest, any property unless the senior class is paid in full.

A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are similar to those of the dissenting class and if no class receives more than it is entitled to receive on account of its claim or interest. The Debtor will invoke the “cramdown” provisions of section 1129(b)(2)(B) of the Bankruptcy Code should any voting Class fail to accept the Plan.

2.          Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. To confirm the Plan, the Bankruptcy Court must determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code. The Bankruptcy Court has set [August 30, 2012, at 10:00 a.m.] (prevailing Pacific Time) for the Confirmation Hearing. The Confirmation Hearing will be conducted in the courtroom of the Honorable Bruce T Beesley, United States Bankruptcy Court for the District of Nevada, Reno, C. Clifton Young Federal Building, 300 Booth Street, Courtroom 2, Reno, Nevada 89509.

3.          Objections to Confirmation

Any party in interest may object to confirmation of the Plan and appear at the Confirmation Hearing to pursue such objection. The Bankruptcy Court has set [August 16, 2012], at 4:00 p.m. (prevailing Pacific Time) as the deadline for Filing and serving objections upon the Debtor’s attorneys. Objections to confirmation must be Filed with the Bankruptcy Court electronically or at the following address:

UNITED STATES BANKRUPTCY COURT

District of Nevada Reno

Attn: Hon. Bruce T. Beesley

C. Clifton Young Federal Building

300 Booth Street, Courtroom 2

Reno, Nevada 89509

with a copy simultaneously served upon the attorneys for the Debtor at the addresses below:

GREENBERG TRAURIG, LLP

3773 Howard Hughes Parkway
Suite 400 North

Las Vegas, Nevada 89169

Attn: Bob L. Olson

-and-

GREENBERG TRAURIG, LLP

77 West Wacker Drive

Suite 3100

Chicago, Illinois 60601

Attn: Keith J. Shapiro and Nancy A. Peterman

-and-

GREENBERG TRAURIG, LLP

MetLife Building

200 Park Avenue

New York, New York 10166

Attn: Maria J. DiConza, Burke A. Dunphy and Avi Fox

and a copy simultaneously served upon the attorneys for the Committee at the addresses below:

HOGAN LOVELLS US LLP

875 Third Avenue

New York, New York 10022

Attn: Christopher R. Donoho III

-and-

SNELL & WILMER L.L.P.

3883 Howard Hughes Parkway

Suite 1100

Las Vegas, Nevada 89169

Attn: Robert R. Kinas and Claire Y. Dossier

and a copy simultaneously served upon the Office of the United States Trustee at the address below:

OFFICE OF THE UNITED STATES TRUSTEE

C. Clifton Young Federal Building

300 Booth Street

Room 209

Reno, Nevada 89509

Attn: William B. Cossitt

XI.          RISK FACTORS

ALL IMPAIRED HOLDERS OF CLAIMS OR INTERESTS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A.           Bankruptcy Factors

1.          Classifications of Claims and Equity Interests

Parties in interest may object to the Debtor’s classification of Claims and Equity Interests. Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtor believes that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion. If the classification scheme is not approved, the Plan cannot be confirmed.

2.          Non-Occurrence of the Effective Date

If the conditions precedent to the Effective Date, which are discussed in detail in Article X of the Plan, have not been satisfied or waived, the Bankruptcy Court may vacate the Confirmation Order. THERE CAN BE NO ASSURANCE THAT ALL OF THE VARIOUS CONDITIONS PRECEDENT TO THE EFFECTIVE DATE OF THE PLAN WILL BE TIMELY SATISFIED OR WAIVED. In the event that the conditions precedent to the Effective Date have not been timely satisfied or waived, the Plan would be deemed null and void and the Debtor may propose or solicit votes on an alternative plan that may not be as favorable to parties-in-interest as the current Plan, convert this Chapter 11 Case or dismiss this Chapter 11 Case.

3.          Failure to Receive Requisite Accepting Votes

There can be no assurance that the requisite acceptances to confirm the Plan will be received. In order for the Plan to be accepted, of those Holders of Claims who cast Ballots, the affirmative vote of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of Allowed Claims in each voting Class is required; and of those Holders of Equity Interests who cast Ballots, the affirmative vote of at least two-thirds (2/3) in amount of Allowed Equity Interests in Class 6 is required.

If the requisite votes are not received, this Chapter 11 Case could be converted into a case under chapter 7 of the Bankruptcy Code. There can be no assurance that the distributions under a chapter 7 liquidation would be similar to or as favorable to Holders of Claims or Equity Interests as those proposed in the Plan. There is no assurance that the Chapter 7 trustee will continue the Debtor’s vigorous efforts in the PRC.

4.          Failure to Confirm the Plan

Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity holder of the Debtor might challenge the confirmation of the Plan or the balloting procedures and/or voting results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement and the balloting procedures and results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for confirmation have not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes.

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes and that the value of Distributions to non-accepting Holders of Claims within a particular Class under the Plan will not be less than the value of Distributions such Holders would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Debtor believes that non-accepting Holders within each Class under the Plan will receive Distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such chapter 7 case.

If the Plan is not confirmed, it is unclear what Distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims. If an alternative Plan could not be agreed to, it is possible that the Debtor would convert this Chapter 11 Case to a chapter 7 case, in which case it is likely that Holders of Claims or Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

In addition, in the event that the Plan is not confirmed, the Debtor will incur substantial expenses related to the development and confirmation of a new plan and possibly the approval of a new disclosure statement. This would only unnecessarily prolong the administration of the Debtor’s assets and negatively affect Creditors’ and Holders of Equity Interests’ recoveries on their Claims and Equity Interests.

Similarly, as described above, in the event this Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, the Debtor will incur substantial expenses related to hiring additional professionals and paying the fees of the chapter 7 trustee. The additional cost will only serve to reduce Distributions to Creditors and Holders of Equity Interests.

5.          Uncertainty Relating to the Value the Debtor’s Assets

The Debtor’s assets are its cash, its ownership of Faith Bloom’s equity, potential Causes of Action and any other assets the Debtor is able to recover through litigation or investigation. While the Debtor intends to continue vigorously pursuing the litigation in the PRC, it is difficult to value most of the Debtor’s assets because they are largely dependent upon (a) the value of the PRC Subsidiaries, over which the Debtor is still trying to gain control, (b) the Causes of Action, which have yet to be filed and (c) any other assets that the Debtor can obtain in future, which are currently unknown. Thus, with the exception of the Debtor’s cash, the value of the remaining assets is speculative, contingent, and/or otherwise unknown. Accordingly, it is possible that the recoveries estimated herein may turn out to be lower than projected.

6.          Risk of Additional or Larger Claims

Claims in Classes 3, 4 and 5 and Holders of Equity Interests in Class 6 are subject to the risk of dilution if the total amount of the Claims against the Debtor is higher than the Debtor’s estimate. The Disclosure Statement and the attached exhibits necessarily include estimates, including estimates of future events and unliquidated Claims. These estimates include, but are not limited to, estimates as to the total amount of Claims that will be asserted against the Debtor and the outcome of Disputed Claims. The Debtor believes that the estimates presented are reasonable and appropriate under the circumstances. Nevertheless, there is a risk that unforeseen future events may cause one or more of these estimates to be materially inaccurate.

7.          Risk of Not Regaining Control of the PRC Subsidiaries

The PRC Subsidiaries may provide not only an additional source of cash, but also hard assets that the Liquidating Trustee can sell and use the proceeds to distribute to Holders of Allowed Claims and Equity Interests. Although the Debtor and the Special Committee have expended and will continue to expend a significant amount of time and resources in the PRC to regain control over the PRC Subsidiaries, including their bank accounts, there is no guarantee that their efforts will be successful or that the Liquidating Trust will ultimately gain control of the PRC Subsidiaries. Accordingly, there is a risk that the Creditors and Holders of Equity Interests will receive no Distribution.

8.          Alternative Chapter 11 Plan

If the Plan is not confirmed, any other party-in-interest may attempt to formulate an alternative chapter 11 plan. However, the Debtor believes that such an alternative chapter 11 plan will necessarily be substantially similar to the Plan proposed herewith. The prosecution of an alternative chapter 11 plan would unnecessarily delay Creditors’ and Holders of Equity Interests’ receipt of Distributions and, due to the incurrence of additional administrative expenses during such period of delay, may provide for smaller Distributions to Holders of Allowed Claims in Classes 3, 4 and 4A and Holders of Allowed Equity Interests in Class 6 than are currently provided for in the Plan. Accordingly, the Debtor believes that the Plan will enable all Creditors to realize the greatest possible recovery on their respective Claims and Equity Interests with the least delay.

XII.         CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material United States federal income tax aspects of the Plan, is for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim or Equity Interest. This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), proposed Treasury Regulations promulgated thereunder, and administrative rulings and court decisions, all as in effect on the date hereof. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences of the Plan. To the extent that the following discussion relates to the consequences to Holders of Allowed Claims or Equity Interests, it is limited to Holders that are United States persons within in the meaning of the IRC. For purposes of the following discussion, a “United States person” is any of the following:

•	An individual who is a citizen or resident of the United States;

•	A corporation created or organized under the laws of the United States or any state or political subdivision thereof;

•	An estate, the income of which is subject to federal income taxation regardless of its source; or

•	A trust that (a) is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. No ruling has been requested or obtained from the Internal Revenue Service (the “IRS”) with respect to any tax aspects of the Plan and no opinion of counsel has been sought or obtained with respect thereto. Thus, no assurance can be given as to whether the IRS will agree with the assertions and conditions discussed herein. No representations or assurances are being made to the Holders of Claims or Equity Interests with respect to the United States federal income tax consequences described herein.

This summary is limited to those Holders of Claims or Equity Interests who have held such Claims and Equity Interest as capital assets. Certain Holders (including, among others, insurance companies, banks, tax exempt organizations, financial institutions, broker-dealers, small business investment companies, regulated business companies, investors in pass-through entities, foreign companies, persons who are not citizens or residents of the United States, dealers in securities or foreign currency, and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction) may be subject to special rules and are not discussed below. In addition, this summary does not address other federal taxes or the foreign, state, or local tax consequences of the Plan.

Any discussion of United States federal tax issues set forth in this Disclosure Statement is written solely in connection with the confirmation of the Plan. To ensure compliance with Treasury Department Circular 230, Holders of Claims or Equity Interests are hereby notified that: (a) any discussion of federal tax issues in this Disclosure Statement is not intended or written to be relied upon, and cannot be relied upon, by Holders of Claims or Equity Interests for the purpose of avoiding penalties that may be imposed on Holders of Claims or Equity Interests under the Internal Revenue Code; (b) such discussion is being used in connection with the promotion or marketing (within the meaning of Circular 230) by the debtor of the transactions or matters addressed herein; and (c) a Holder of a Claim or Equity Interest should seek advice based on their particular circumstances from an independent tax advisor.

A.           Certain U.S. Federal Income Tax Consequences to the Debtor

Under the IRC, a taxpayer generally must include in gross income the amount of any cancellation of indebtedness income (“COD Income”) realized during the taxable year. Section 108 of the IRC provides an exception to this general rule, however, if the cancellation occurs in a case under the Bankruptcy Code, but only if the taxpayer is under the jurisdiction of the bankruptcy court and the cancellation is granted by the court or is pursuant to a plan approved by the court.

Section 108 of the IRC requires the amount of COD Income so excluded from gross income to be applied to reduce certain tax attributes of the taxpayer. The tax attributes that may be subject to reduction include the taxpayer’s net operating losses and net operating loss carryovers (collectively, “NOLs”), certain tax credits and most tax credit carryovers, capital losses and capital loss carryovers, tax bases in assets, and foreign tax credit carryovers. Attribute reduction is calculated only after the tax for the year of the discharge has been determined. Section 108 of the IRC further provides that a taxpayer does not realize COD Income from cancellation of indebtedness to the extent that payment of such indebtedness would have given rise to a deduction.

Under the Plan, Holders of Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims, Allowed Shareholders’ Securities Claims or Allowed Equity Interests are expected to receive less than full payment on their Claims or Equity Interests. The Debtor’s liability to the Holders of Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims, Allowed Shareholders’ Securities Claims or Allowed Equity Interests in excess of the amount satisfied by Distributions under the Plan will be canceled and therefore, will result in COD Income to the Debtor. The Debtor should not realize any COD Income, however, to the extent that payment of such Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims, Allowed Shareholders’ Securities Claims or Allowed Equity Interests would have given rise to a deduction to the Debtor had such amounts been paid. In addition, any COD Income that the Debtor realizes should be excluded from the Debtor’s gross income pursuant to the bankruptcy exception to section 108 of the IRC described above, because the cancellation will occur in a case under the Bankruptcy Code, while the taxpayer is under the jurisdiction of the bankruptcy court, and the cancellation is granted by the court or is pursuant to a plan approved by the court.

The exclusion of the COD Income, however, will result in a reduction of certain tax attributes of the Debtor, such as the NOLs, as described above. Because attribute reduction is calculated only after the tax for the year of discharge has been determined, the COD Income realized by the Debtor under the Plan should not diminish the NOLs and other tax attributes that may be available to offset any income and gains recognized by the Debtor in the taxable year that includes the Effective Date.

B.           Certain U.S. Federal Income Tax Consequences to Holders of Allowed Claims or Equity Interests

1.          Exchange of Allowed Claims and Allowed Equity Interests for Liquidating Trust Assets

For all federal income tax purposes, the transfer of the Liquidating Trust Assets by the Debtor to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, will be treated as a transfer of such assets by the Debtor to the Holders of Allowed Claims and Allowed Equity Interests of Liquidating Trust Beneficiaries entitled to distributions from the Liquidating Trust Assets, followed by a transfer by such Holders to the Liquidating Trust. As a result, the fair market value of such assets will be added to the amount realized by such Holders of Allowed Claims or and Allowed Equity Interests in calculating their gain or loss as described herein.

A Holder of an Allowed Claim or Equity Interest will generally recognize ordinary income to the extent that the amount realized on the exchange is attributable to interest that accrued on a Claim or Equity Interest but was not previously paid by the Debtor or included in income by the Holder of the Allowed Claim or Equity Interest, and will generally recognize gain or loss on the exchange equal to the difference between the Holder’s adjusted basis in the Claim or Equity Interest and the amount realized by the Holder that is not attributable to accrued but unpaid interest. The amount realized on the exchange will be the fair market value of the Liquidating Trust Assets deemed received by such Holder in the exchange.

If the amount realized by a Holder of an Allowed Claim that is not attributable to accrued but unpaid interest is less than its tax basis in such Claim or Equity Interest, such Holder may be entitled to a bad debt deduction if either: (i) the Holder is a corporation; or (ii) the Claim constituted (a) a debt created or acquired (as the case may be) in connection with a trade or business of the Holder or (b) a debt the loss from the worthlessness of which is incurred in the Holder’s trade or business.

The character of any gain or loss that is recognized by a Holder of an Allowed Claim or Equity Interest will depend upon a number of factors, including the status of the Creditor or Holder of an Equity Interest, the nature of the Claim or Equity Interest in the Creditor’s or Equity Interest Holder’s hands, whether the Claim or Equity Interest was purchased at a discount, whether and to what extent the Creditor or Holder of Equity Interests has previously claimed a bad debt deduction with respect to the Claim or Equity Interest, and the Creditor’s or Equity Interest Holder’s holding period of the Claim or Equity Interest. If the Claim or Equity Interest in the Creditor’s or Equity Interest Holder’s hands is a capital asset, the gain or loss realized will generally be characterized as a capital gain or loss. Such gain or loss will constitute long-term capital gain or loss if the Creditor or Holder of Equity Interests held such Claim or Equity Interest for longer than one year, or short-term capital gain or loss if the Creditor or Holder of Equity Interests held such Claim or Equity Interest for less than one year.

Holders previously required to include in their gross income any accrued but unpaid interest with respect to a Claim or Equity Interest may be entitled to recognize a deductible loss to the extent the amount realized on the exchange of the Claim or Equity Interest for Liquidating Trust Assets is less than the amount of such interest.

Holders of a Claim or Equity Interest constituting any installment obligation for tax purposes may be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the exchange of the Claim or Equity Interest for Liquidating Trust Assets, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold or otherwise disposed of within the meaning of section 453B of the IRC.

The Holders of Claims in Class 3, Class 4, Class 5 and Class 6 are expected to receive Liquidating Trust Assets that have a value equal to only a part of their Allowed Claims. Whether the Holder of such Claims will recognize a loss, a deduction for worthless securities or any other tax treatment will depend upon facts and circumstances that are specific to the nature of each Holder and its Claims. Accordingly, the Holders of Claims in Class 3, Class 4 and Class 5 and Holders of Equity Interests in Class 6 should consult their own tax advisors.

2.          Taxation of Interests in Liquidating Trust

A grantor trust is not subject to U.S. federal income tax, but is required to file a trust information tax return each year. Each Liquidating Trust Beneficiary will be required to take into account, in computing the Liquidating Trust Beneficiary’s income tax liability, its share (as determined by the Liquidating Trust Agreement) of all items of net profits, losses, credits and tax preferences for any taxable year without regard to whether the Liquidating Trust Beneficiary has received or will receive any distributions from the Liquidating Trust. The character of the income or loss allocable to the Liquidating Trust Beneficiaries will be the same as the character of such income or loss in the hands of the Liquidating Trust. Any dividends received by the Liquidating Trust from Faith Bloom will be qualify as foreign source dividends for purposes of the U.S. foreign tax credit provisions, but will not constitute “qualified dividends” and thus will be taxable as ordinary income to any Liquidating Trust Beneficiary who is an individual. Deductions for losses and foreign tax credits for foreign income taxes paid will be subject to applicable limitations.

As long as the Liquidating Trust holds, directly or indirectly, more than 50% (vote or value) of the stock of Faith Bloom or any of the PRC Subsidiaries, each such entity will be a controlled foreign corporation (“CFC”), and certain categories of income (referred to as “Subpart F income”) earned by Faith Bloom or the PRC Subsidiaries may be includible in the income of the Liquidating Trust Beneficiaries in the year earned regardless of whether such income is distributed to the Liquidating Trust or to the Liquidating Trust Beneficiaries. Subpart F income includes, inter alia, certain passive investment income, gain from the sale of certain passive assets, income and gains from certain currency and commodities transactions and income from certain related party sales and services. Subpart F income includible in the income of the Liquidating Trust Beneficiaries will be treated as ordinary income. Once such income has been included in the income of the Liquidating Trust Beneficiaries as Subpart F income, it will not be taxed again when actually distributed to them.

As long as Faith Bloom and the PRC subsidiaries are CFCs, they should not be treated as passive foreign investment companies (“PFICs”) with respect to the Liquidating Trust Beneficiaries. Due to the current lack of information relating to the assets and operations of the PRC Subsidiaries, it is unclear whether Faith Bloom or any of the PRC Subsidiaries would be a PFIC if it ceases to be a CFC. Furthermore, because the determination of whether such entities are PFICs will be based upon the composition of their income and assets from time to time, and because there are uncertainties in the application of the relevant rules, there can be no assurance that such entities will not be considered PFICs for any fiscal year. If any of Faith Bloom or the PRC subsidiaries was to be considered a PFIC for any fiscal year, the Liquidating Trust Beneficiaries may be subject to adverse tax consequences, including characterization of any gains from the direct or indirect disposition of an interest in such entity as ordinary income and the possible imposition of an interest charge on such gain and on certain “excess distributions” made by such entity that are allocable to prior years in the holder’s holding period during which such entity was a PFIC. In addition, if any of Faith Bloom or the PRC Subsidiaries was to be considered a PFIC, the Liquidating Trust Beneficiaries would generally be required to comply with annual reporting requirements.

C.           Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FOREGOING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE UNCERTAIN IN MANY CASES AND MAY VARY DEPENDING ON A CLAIM HOLDER’S OR INTEREST HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS AND INTEREST HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

XIII.         ALTERNATIVES TO THE PLAN

The Debtor has determined that the Plan is the most practical means of providing for maximum recoveries to the Holders of Allowed Claims and Holders of Allowed Equity Interests. Alternatives to the Plan that have been considered and evaluated by the Debtor during the course of the Chapter 11 Case include (i) liquidation of the Debtor’s remaining assets under chapter 7 of the Bankruptcy Code, (ii) dismissal of this Chapter 11 Case and (iii) alternative plan structures. Through consideration of these alternatives to the Plan, the Debtor has concluded that the Plan, in comparison, will likely provide a greater recovery to Holders of Allowed Claims and Holders of Allowed Equity Interests on a more expeditious timetable, and in a manner that minimizes certain risks and costs inherent in any other course of action available to the Debtor.

A.           Liquidation under Chapter 7

If the Plan or any other chapter 11 plan for the Debtor cannot be confirmed under sections 1129(a) and (b) of the Bankruptcy Code, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, and a trustee would be elected or appointed to liquidate any remaining assets of the Debtor for Distribution to Holders of Allowed Claims and Allowed Equity Interests pursuant to chapter 7 of the Bankruptcy Code. If a trustee is appointed and the remaining assets of the Debtor is liquidated under chapter 7 of the Bankruptcy Code, all Creditors under the Plan may receive Distributions of a lesser value on account of their Allowed Claims and Allowed Equity Interests due to unusual cost. There is no guarantee that a chapter 7 trustee pursues the PRC litigation and other initiatives.

B.           Dismissal

If this Chapter 11 Case is dismissed, the protections of the Bankruptcy Code would disappear and provide Mr. Chen or others the ability to regain control of the Debtor. Therefore, the Debtor believes that dismissal of the Chapter 11 Case is not a viable alternative to Confirmation of the Plan.

XIV.         RECOMMENDATIONS

The Debtor believes that the Plan is substantially preferable to any other plan, preferable to liquidation under chapter 7 of the Bankruptcy Code, and preferable to a dismissal of this Chapter 11 Case. Therefore, the Debtor strongly recommends that you vote in favor of the Plan.

XV.          CONCLUSION

It is important that you exercise your right to vote on the Plan. The Debtor believes that the Plan fairly and equitably provides for the treatment of all Claims against, and Equity Interests in, the Debtor and recommends that you cast your Ballot in favor of the Plan.

Dated: May 16, 2012	SHENGDATECH, INC.
Debtor and Debtor-in-Possession

/s/ Michael Kang
Michael Kang
Chief Restructuring Officer

/s/ Nancy A. Peterman
GREENBERG TRAURIG, LLP
Keith J. Shapiro
Nancy A. Peterman
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601

-and-

Bob L. Olson
3773 Howard Hughes Parkway
Suite 400 North
Las Vegas, Nevada 89169

Counsel for the Debtor and Debtor-in-Possession